UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Intra-Cellular Therapies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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430 East 29th Street

New York, New York 10016

April 28, 2015

To Our Stockholders:

You are cordially invited to attend the 2015 annual meeting of stockholders of Intra-Cellular Therapies, Inc. to be held at 10:00 a.m. local time on Tuesday, June 16, 2015, at Apella™, 450 East 29th Street, 2nd Floor, New York, NY 10016.

Details regarding the meeting, the business to be conducted at the meeting, and information about Intra-Cellular Therapies, Inc. that you should consider when you vote your shares are described in this proxy statement.

At the annual meeting, two persons will be elected to our board of directors. In addition, we will ask stockholders to approve proposed amendments to the Intra-Cellular Therapies, Inc. 2013 Equity Incentive Plan and to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015. The board of directors recommends the approval of each of the proposals. Such other business will be transacted as may properly come before the annual meeting.

Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to the majority of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about May 5, 2015, we intend to send to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2015 annual meeting of stockholders and our 2014 annual report to stockholders. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.

We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote either in person or by proxy. You may vote over the Internet as well as by telephone or by mail. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your continued support of Intra-Cellular Therapies, Inc. We look forward to seeing you at the annual meeting.

Sincerely,

Sharon Mates, Ph.D.

Chairman, President and Chief Executive Officer

430 East 29th Street

New York, New York 10016

April 28, 2015

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

TIME:	10:00 AM local time

DATE:	Tuesday, June 16, 2015

PLACE:	Apella™, 450 East 29th Street, 2nd Floor, New York, New York 10016

PURPOSES:

1.	To elect two directors to serve three-year terms expiring in 2018;

2.	To approve amendments to the Intra-Cellular Therapies, Inc. 2013 Equity Incentive Plan (the “Plan”) to increase the number of shares of our common stock reserved for issuance under the Plan and to increase the maximum number of shares available for issuance of options, stock appreciation rights and other similar awards to any one participant in any calendar year for purposes of meeting the requirements for qualified performance-based compensation under Section 162(m) of the Internal Revenue Code;

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

4.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.

WHO MAY VOTE:

You may vote if you were the record owner of Intra-Cellular Therapies, Inc. common stock at the close of business on April 24, 2015. A list of stockholders of record will be available at the annual meeting and, during the 10 days prior to the annual meeting, at our principal executive offices located at 430 East 29th Street, New York, New York 10016.

All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote by following the instructions in the Notice of Internet Availability of Proxy Materials that you previously received and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Michael I. Halstead
Senior Vice President, General Counsel and Secretary

i

INTRA-CELLULAR THERAPIES, INC.

430 East 29th Street

New York, NY 10016

PROXY STATEMENT FOR INTRA-CELLULAR THERAPIES, INC.

2015 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 16, 2015

This proxy statement, along with the accompanying notice of 2015 annual meeting of stockholders, contains information about the 2015 annual meeting of stockholders of Intra-Cellular Therapies, Inc., including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 10:00 a.m., local time, on Tuesday, June 16, 2015, at Apella™, 450 East 29th Street, 2nd Floor, New York, NY 10016.

In this proxy statement, we refer to Intra-Cellular Therapies, Inc. as “ITI,” “the Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our board of directors for use at the annual meeting.

On or about May 5, 2015, we intend to begin sending to our stockholders the Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy statement for our 2015 annual meeting of stockholders and our 2014 annual report to stockholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON June 16, 2015

This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2014 are available for viewing, printing and downloading at www.envisionreports.com/ITCI if you are a holder of record (or www.edocumentview.com/ITCI if you hold your shares in street name). To view these materials please have your 12-digit control number(s) available that appears on your Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2014 on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “SEC Filings” section of the “Investors Relations” section of our website at http://www.intracellulartherapies.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Intra-Cellular Therapies, Inc., Attn: Investor Relations, 430 East 29th Street, New York, NY 10016. Exhibits will be provided upon written request and payment of an appropriate processing fee.

EXPLANATORY NOTE

We are an “emerging growth company” under applicable federal securities laws and are therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including some of the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) December 31, 2018; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv)  the date on which we are deemed to be a large accelerated filer under SEC rules.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

Our board of directors is soliciting your proxy to vote at the 2015 annual meeting of stockholders to be held at Apella™, 450 East 29th Street, 2nd Floor, New York, NY 10016 on Tuesday, June 16, 2015, at 10:00 a.m. local time and any adjournments or postponements of the meeting, which we refer to as the annual meeting. The proxy statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.

We have made available to you on the Internet or have sent you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 because you owned shares of our common stock on the record date. We intend to commence distribution of the Important Notice Regarding the Availability of Proxy Materials, which we refer to throughout this proxy statement as the Notice, and, if applicable, proxy materials to stockholders on or about May 5, 2015.

Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

As permitted by the rules of the U.S. Securities and Exchange Commission, or the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. If you received a Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.

Who Can Vote?

Only stockholders who owned our common stock at the close of business on April 24, 2015 are entitled to vote at the annual meeting. On this record date, there were 34,967,837 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your shares should be voted for or withheld for each nominee for director and whether your shares should be voted for, against or abstain with respect to the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the board of directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, Computershare Trust Company, N.A., or you have stock certificates registered in your name, you may vote:

•	By Internet or by telephone. Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote by Internet or telephone.

•	By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the board of directors’ recommendations as noted below.

•	In person at the meeting. If you attend the meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on June 15, 2015.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the annual meeting in order to vote.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The board of directors recommends that you vote as follows:

•	“FOR” the election of the nominees for director;

•	“FOR” the amendments to the Intra-Cellular Therapies, Inc. 2013 Equity Incentive Plan; and

•	“FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015.

If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his or her best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:

•	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•	by re-voting by Internet or by telephone as instructed above;

•	by notifying our Corporate Secretary, Michael I. Halstead, in writing before the annual meeting that you have revoked your proxy; or

•	by attending the annual meeting in person and voting in person. Attending the annual meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically request at the annual meeting that it be revoked.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

What if I Receive More Than One Notice or Proxy Card?

You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 3 of this proxy statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

Your bank, broker or other nominee does not have the ability to vote your uninstructed shares in the election of directors. Therefore, if you hold your shares in street name, it is critical that you cast your vote if you want your vote to be counted for the election of directors (Proposal 1 of this proxy statement). In the past, if you held your shares in street name and you did not indicate how you wanted your shares to be voted in the election of directors, your bank, broker or other nominee was allowed to vote your shares on your behalf in the election of directors as it deemed appropriate. In addition, your bank, broker or other nominee is prohibited from voting your uninstructed shares on any matters related to our equity incentive plan. Thus, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote in the election of directors or on matters related to our equity incentive plan, no votes will be cast on these proposals on your behalf.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors

The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: To Approve Amendments to the Intra-Cellular Therapies, Inc. 2013 Equity Incentive Plan	The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to approve amendments to the Intra-Cellular Therapies, Inc. 2013 Equity Incentive Plan. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 3: Ratify Selection of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2015, our Audit Committee of our board of directors will reconsider its selection.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspector of Election, Computershare Trust Company, N.A., examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or that you otherwise provide.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the annual meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the annual meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The annual meeting will be held at 10:00 a.m. local time on Tuesday, June 16, 2015, at Apella™, 450 East 29th Street, 2nd Floor, New York, NY 10016. When you arrive at the meeting site, signs will direct you to the appropriate meeting rooms. You need not attend the annual meeting in order to vote.

Householding of Annual Disclosure Documents

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If your household received a single Notice or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact our transfer agent, Computershare Trust Company, N.A., by calling their toll free number, 1-877-373-6374.

If you do not wish to participate in “householding” and would like to receive your own Notice or, if applicable, set of our proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another stockholder and together both of you would like to receive only a single Notice or, if applicable, set of proxy materials, follow these instructions:

•	If your shares are registered in your own name, please contact our transfer agent, Computershare Trust Company, N.A., and inform them of your request by calling them at 1-877-373-6374 or writing them at P.O. BOX 30170, College Station, TX 77842.

•	If a broker or other nominee holds your shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.

You can choose this option and save us the cost of producing and mailing these documents by:

•	following the instructions provided on your Notice or proxy card;

•	following the instructions provided when you vote over the Internet; or

•	going to www.computershare.com/investor and following the instructions provided.

Description of the Merger and Private Placement in August 2013

On August 29, 2013, Intra-Cellular Therapies, Inc., or ITI, completed a reverse merger, referred to throughout this proxy statement as “the Merger,” with a public shell company named Oneida Resources Corp., or Oneida. Oneida was formed in August 2012 as a vehicle to investigate and, if such investigation warranted, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. In the Merger, each outstanding share of capital stock of ITI was exchanged for 0.5 shares of common stock of Oneida, and each outstanding option and outstanding warrant of ITI was assumed by Oneida and became exercisable for 0.5 shares of Oneida common stock. As a result of the Merger and related transactions, ITI survived as a wholly-owned subsidiary of Oneida, Oneida changed its fiscal year end from March 31 to December 31, and Oneida changed its name to Intra-Cellular Therapies, Inc. In addition, we began operating ITI and its business, and therefore ceased being a shell company. Following the Merger and the redemption of all then outstanding shares of Oneida at the closing of the Merger, the former shareholders of ITI owned 100% of the shares of our outstanding capital stock.

Immediately prior to the Merger, on August 29, 2013, ITI sold to accredited investors approximately $60.0 million of its shares of common stock, or 18,889,307 shares at a price of $3.1764 per share, which we refer to throughout this proxy statement as the “Private Placement,” which included $15.3 million in principal and $0.8 million in accrued interest from the conversion of ITI’s then outstanding convertible promissory notes.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of our common stock beneficially owned as of April 15, 2015 by (i) each of our directors, director nominees and named executive officers, (ii) all of our current executive officers and directors as a group, and (iii) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders, subject to community property laws, where applicable. Percentage of ownership is based on 34,967,837 shares of common stock outstanding on April 15, 2015. Unless otherwise noted below, the address of each stockholder below is c/o Intra-Cellular Therapies, Inc., 430 East 29th Street, New York, New York 10016.

	Shares Beneficially Owned(1)
Name and Address	Number	Percent
Directors and Named Executive Officers
Sharon Mates, Ph.D.(2)	1,456,425	4.1%
Michael Halstead(3)	20,000	*
Lawrence J. Hineline(4)	165,531	*
Kimberly E. Vanover, Ph.D.(5)	79,746	*
Juan F. Sanchez, M.D.(6)	29,997	*
Christopher Alafi, Ph.D.(7)	4,747,376	13.6%
Richard Lerner, M.D.(8)	135,010	*
Joel S. Marcus(9)	1,402,716	4.0%
Rory B. Riggs(10)	265,840	*
Robert L. Van Nostrand(11)	11,086	*
All directors and current executive officers as a group (12 persons)(12)	8,869,390	24.7%

Other 5% or More Stockholders
Alafi Capital Company, LLC and Moshe Alafi(13)	3,596,205	10.3%
8 Admiral Drive, Suite 324 Emeryville, CA 94608
Entities affiliated with Fidelity Investments(14)	5,062,275	14.5%
245 Summer Street Boston, MA 02210
Morton I. Sosland(15)	3,638,389	10.4%
4801 Main Street, Suite 650 Kansas City, MO 64112
BlackRock, Inc.(16)	2,182,868	6.2%
55 East 52nd Street New York, NY 10055

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)	Beneficial ownership is determined in accordance with SEC rules, and includes any shares as to which the stockholder has sole or shared voting power or investment power, and also any shares which the stockholder has the right to acquire within 60 days of April 15, 2015, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the stockholder that he, she or it is a direct or indirect beneficial owner of those shares.
(2)	Includes 387,490 shares issuable upon the exercise of options to purchase common stock, which are exercisable within 60 days of April 15, 2015.
(3)	Consists of 20,000 shares of common stock held by Mr. Halstead.

(4)	Includes 100,831 shares issuable upon the exercise of options to purchase common stock, which are exercisable within 60 days of April 15, 2015.
(5)	Consists of 79,746 shares issuable upon the exercise of options to purchase common stock, which are exercisable within 60 days of April 15, 2015.
(6)	Consists of 29,997 shares issuable upon the exercise of options to purchase common stock, which are exercisable within 60 days of April 15, 2015.
(7)	Consists of 3,596,205 shares of common stock held by Alafi Capital Company, LLC, or Alafi Capital, 503,753 shares of common stock held by a trust for the benefit of members of the Alafi family, 628,043 shares of common stock held by Dr. Alafi individually and 19,375 shares issuable upon exercise of options to purchase common stock, which are exercisable within 60 days of April 15, 2015. Dr. Alafi is a managing partner of Alafi Capital and has shared voting and investment power with respect to the shares owned by Alafi Capital and full voting and investment power with respect to shares owned by the trust. Does not include 503,776 shares held by two other trusts for the benefit of members of the Alafi family for which Dr. Alafi does not have voting or investment control.
(8)	Consists of 2,510 shares of common stock held by Dr. Lerner individually, 95,000 shares issuable upon the exercise of options to purchase common stock, which are exercisable within 60 days of April 15, 2015, and 37,500 shares of common stock held by the Lerner Family Trust UAD 11/14/94, or the Lerner Family Trust. Dr. Lerner shares voting and investment control with respect to the shares held by the Lerner Family Trust.
(9)	Consists of (i) 1,283,856 shares of common stock held by Alexandria Equities, LLC, (ii) 15,742 shares of common stock held by the Joel S. Marcus and Barbara A. Marcus Family Trust, (iii) 18,118 shares of common stock held by Mr. Marcus individually, and (iv) 85,000 shares issuable upon the exercise of options to purchase common stock, which are exercisable within 60 days of April 15, 2015. Mr. Marcus is the Chairman, CEO and Founder of Alexandria Real Estate Equities, Inc., which is the managing member of Alexandria Equities, LLC, which has full voting and investment power with respect to the shares owned by Alexandria Equities, LLC. As an officer of Alexandria Real Estate Equities, Inc., Mr. Marcus may be deemed to have voting and investment power with respect to the shares owned by Alexandria Equities, LLC. Mr. Marcus disclaims beneficial ownership of the shares held by Alexandria Equities, LLC, except to the extent of his underlying pecuniary interest therein.
(10)	Consists of 14,885 shares of common stock held by Mr. Riggs, 240,955 shares of common stock held by New Ventures I, LLC, and 10,000 shares issuable upon the exercise of options to purchase common stock, which are exercisable within 60 days of April 15, 2015. Mr. Riggs is Managing Member of New Ventures I, LLC and has voting and investment control with respect to the shares held by New Ventures I, LLC.
(11)	Consists of 1,086 shares of common stock held by Mr. Van Nostrand and 10,000 shares issuable upon the exercise of options to purchase common stock, which are exercisable within 60 days of April 15, 2015.
(12)	See footnotes 2 through 11. Also includes 282,500 shares of common stock and 86,664 shares issuable upon the exercise of options to purchase common stock, which are exercisable within 60 days of April 15, 2015, held by Allen A. Fienberg, Ph.D., Vice President of Business Development; and 104,000 shares of common stock and 82,499 shares issuable upon the exercise of options to purchase common stock, which are exercisable within 60 days of April 15, 2015, held by Lawrence P. Wennogle, Ph.D., Vice President, Drug Discovery. Does not include: (i) 208,023 shares of common stock held by J.D.F. Holdings Ltd., in which Dr. Fienberg holds a 20% ownership interest, and (ii) 50,000 shares of common stock held by two trusts for the benefit of members of Dr. Fienberg’s family. Dr. Fienberg has no voting or investment control with respect to any of the shares owned by J.D.F. Holdings Ltd. or held in the trusts.
(13)	Consists of 3,596,205 shares of common stock held by Alafi Capital. Christopher Alafi, Ph.D., one of our directors, and Moshe Alafi are each managing partners of Alafi Capital and share voting and investment power with respect to the shares owned by Alafi Capital.
(14)

Based on the Schedule 13G/A filed by FMR LLC and its affiliates on February 13, 2015, reporting 4,409,575 shares of common stock beneficially owned as of December 31, 2014. In addition, we believe FMR LLC or its affiliates purchased an additional 652,700 shares of common stock in our public offering on March 11, 2015. Fidelity Management & Research Company, or Fidelity, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, or the Investment Company Act, is the beneficial owner of 5,062,275 shares of common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act, or the Fidelity Funds. Edward C. Johnson 3d, Abigail P. Johnson and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 5,062,275 shares of common stock owned by the Fidelity Funds. Members of the family of Edward C. Johnson 3d, Director and Chairman of FMR LLC, including Abigail P. Johnson, Director, Vice Chairman, Chief Executive Officer and President of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d nor Abigail P. Johnson, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.
(15)	Based on the Form 4 filed by Morton I. Sosland on March 12, 2015. Consists of 707,287 shares of common stock held by David N. Sosland Trust A; 2,198,554 shares of common stock held by The Sosland Family Trust B Partnership; and 732,548 shares of common stock held by The Sosland Foundation. Morton I. Sosland is Trustee of the David N. Sosland Trust A, Managing Partner of The Sosland Family Trust B Partnership and Vice Chairman of The Sosland Foundation, which we refer to collectively as the Sosland Holders. As such, Mr. Sosland has sole voting and investment power with respect to the shares held by the Sosland Holders.
(16)	Based on the Schedule 13G filed by BlackRock, Inc. and its affiliates with the SEC on April 10, 2015. Includes shares beneficially owned by BlackRock (Luxembourg) S.A., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Capital Management, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A. and BlackRock Investment Management, LLC. The filing noted that BlackRock, Inc. is a parent holding company or control person and claims sole dispositive power for 2,182,868 shares and sole voting power for 2,149,225 shares.

MANAGEMENT AND CORPORATE GOVERNANCE

The Board of Directors

Our charter provides that our business is to be managed by or under the direction of our board of directors. Our board of directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our board of directors currently consists of six members, classified into three classes as follows: (1) Christopher Alafi, Ph.D. and Joel S. Marcus constitute a class with a term ending at the 2015 annual meeting; (2) Sharon Mates, Ph.D., Rory B. Riggs and Robert L. Van Nostrand constitute a class with a term ending at the 2016 annual meeting; and (3) Richard Lerner, M.D. constitutes a class with a term ending at the 2017 annual meeting.

On March 9, 2015, our board of directors accepted the recommendation of the nominating and governance committee and voted to nominate Christopher Alafi, Ph.D. and Joel S. Marcus for election at the annual meeting for a term of three years to serve until the 2018 annual meeting of stockholders and until their respective successors have been elected and qualified.

Set forth below are the names of the persons nominated as directors and directors whose terms do not expire this year, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to our board of directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below:

Name	Age	Position(s) with the Company
Sharon Mates, Ph.D.	62	Chairman, President and Chief Executive Officer
Christopher Alafi, Ph.D.(2)(3)	51	Director
Richard Lerner, M.D.(1)(3)	76	Director
Joel S. Marcus(2)(3)	67	Director
Rory B. Riggs(1)(2)	62	Director
Robert L. Van Nostrand(1)	58	Director

(1)	Member of our audit committee
(2)	Member of our compensation committee
(3)	Member of our nominating and governance committee

Sharon Mates, Ph.D. has been Chairman, President and Chief Executive Officer of the Company since the Merger in August 2013 and has been the Chairman of the board of directors, President and Chief Executive Officer of ITI since June 2002. Dr. Mates co-founded ITI in May 2002. Prior to co-founding ITI, Dr. Mates was a co-founder of Functional Genetics, and served as its Chairman and Chief Executive Officer from December 2000 until August 2003. From 1989-1998 Dr. Mates was the President and a board member of North American Vaccine Inc. and its predecessor companies. She has served on several boards, and recently completed a board membership and a two-year chairmanship of the Board of the New York Biotechnology Association. Dr. Mates has also served on the Advisory Council of the Center for Society and Health at the Harvard School of Public Health, the Board of Visitors of the Biotechnology Institute of the University of Maryland and the board of directors of Gilda’s Club of New York. Earlier in her career, Dr. Mates spent several years as a research analyst and investment banker, and as an advisor to the life sciences industry. Dr. Mates received her B.S. from the Ohio State University and her Ph.D. from the University of Washington, and completed her postdoctoral fellowships at The Massachusetts General Hospital and Harvard Medical School.

We believe that Dr. Mates possesses specific attributes that qualify her to serve as chairman of our board of directors, including the perspective and experience she brings as the co-founder, President and Chief Executive Officer of ITI, which brings historic knowledge, operational expertise and continuity to our board of directors, and her industry expertise, including over 25 years of experience leading both private and public companies.

Christopher Alafi, Ph.D. became a director of the Company following the Merger that occurred in August 2013 and has served on the board of directors of ITI since January 2013. Dr. Alafi has been a General Partner of Alafi Capital Company, LLC, a venture capital firm, since 1995. He was previously a Physiology and Anatomy teacher at Santa Monica College, a visiting scholar in the Department of Chemistry at Stanford University and a researcher at DNAX. Dr. Alafi currently serves as a director of ISTO Technologies, Inc. and has previously served as a director of Coley Pharmaceutical Group, Inc., CyberGold, Inc. and Stereotaxis, Inc. Dr. Alafi received a B.A. in Biology from Pomona College and a D.Phil. in Biochemistry from the University of Oxford.

We believe that Dr. Alafi possesses specific attributes that qualify him to serve as a member of our board of directors, including the perspective and experience he brings as a General Partner of Alafi Capital Company, LLC.

Richard Lerner, M.D. became a director of the Company following the Merger that occurred in August 2013 and has served on the board of directors of ITI since 2002. Dr. Lerner served as President of the Scripps Research Institute, a private, non-profit biomedical research organization from 1986 to January 2012, and since then has served and continues to serve as Institute Professor. Dr. Lerner received the Wolf Prize in Chemistry in 1994, the California Scientist of the Year Award in 1996, the Paul Ehrlich and Ludwig Darmstaedter Prize in 2003, and the Prince of Asturias Award in 2012 for his achievements in the development of catalytic antibodies and combinatorial antibody libraries. Dr. Lerner is a member of the National Academy of Sciences and the Royal Swedish Academy of Sciences. Dr. Lerner served as a director of Kraft Foods, Inc. from 2005 to March 2012 and currently serves as a director of Opko Health, Inc., Teva Pharmaceutical Industries Ltd., and Sequenom, Inc. Dr. Lerner received his M.D. from Stanford Medical School.

We believe that Dr. Lerner possesses specific attributes that qualify him to serve as a member of our board of directors, including his service as a director of other public companies, combined with his business acumen and judgment provide our board of directors with valuable scientific and operational expertise and leadership skills.

Joel S. Marcus, J.D., CPA became a director of the Company following the Merger that occurred in August 2013 and has served on the board of directors of ITI since April 2006. Mr. Marcus co-founded Alexandria Real Estate Equities, Inc. in 1994, Alexandria Venture Investments in 1996, and the annual Alexandria Summit in 2011. He has served as Chairman of the board of directors of Alexandria Real Estate Equities, Inc. since May 2007, Chief Executive Officer since March 1997, President since February 2009, and a director since the company’s inception in 1994. From 1986 to 1994, Mr. Marcus was a partner at the law firm of Brobeck, Phleger & Harrison LLP, specializing in corporate finance and capital markets, venture capital, and mergers and acquisitions. From 1984 to 1994, he also served as General Counsel and Secretary of Kirin-Amgen, Inc., a joint venture that financed the development of, and owned patents to, two multi-billion dollar genetically engineered biopharmaceutical products. Mr. Marcus was formerly a practicing certified public accountant and tax manager with Arthur Young & Co. specializing in the financing and taxation of REITs. He received his undergraduate and Juris Doctor degrees from the University of California, Los Angeles. In addition to our board of directors, Mr. Marcus serves on the boards of the Accelerator Corporation, of which he was one of the original architects and co-founders, Foundation for the National Institutes of Health (FNIH), Multiple Myeloma Research Foundation (MMRF), the Partnership for New York City and Atara Biotheraputics, Inc. Mr. Marcus also served on the Board of Trustees of PennyMac Mortgage Investment Trust, a publicly traded mortgage REIT, from August 2009 to August 2012. Mr. Marcus received the Ernst & Young 1999 Entrepreneur of the Year Award (Los Angeles—Real Estate).

We believe that Mr. Marcus possesses specific attributes that qualify him to serve as a member of our board of directors, including his many years of experience in the life sciences industry and his extensive experience serving as a director and an executive officer of other public companies.

Rory B. Riggs has served on our board of directors since January 2014. Mr. Riggs co-founded Royalty Pharma, an investment company focused on drug royalties, in 1996 and has served as Chairman of its investment committee since July 2003. Since April 2010, Mr. Riggs has served as founder and Chief Executive Officer of Syntax Analytics, LLC, a development stage venture focused on creating a new information technology platform for large-scale portfolio management. Since June 2006, Mr. Riggs has also served as Managing Member of New Ventures, a venture fund focused on healthcare. Since January 2001, Mr. Riggs has served as Managing Member of Balfour LLC, an investment management company focused on healthcare, biotechnology and technology. From 1996 until 2000, Mr. Riggs served as President and as a director of Biomatrix, Inc., a publicly-traded biopharmaceutical company. From 1991 to 1995, Mr. Riggs served as President and Chief Executive Officer of RF&P Corporation, an investment company owned by the State of Virginia Retirement System. Prior to that, he served as a managing director in PaineWebber’s mergers and acquisitions department from 1981 to 1990. In addition to Royalty Pharma, Mr. Riggs serves on the board of directors of FibroGen, Inc. (since September 1993), a publicly-traded biotechnology company; Cibus, LLC (since November 2001), a private agricultural technology company; GeneNews (since January 1998), a publicly-traded molecular diagnostic company; and eReceivables (since September 2003), a private healthcare service technology company. Mr. Riggs graduated from Middlebury College and holds an MBA from Columbia University.

We believe that Mr. Riggs possesses specific attributes that qualify him to serve as a member of our board of directors, including his financial expertise, extensive knowledge of the life sciences industry, and many years of experience as a developer (founder), executive officer and director of successful companies (both public and private) in the life sciences and healthcare.

Robert L. Van Nostrand has served on our board of directors since January 2014. Mr. Van Nostrand was Executive Vice President and Chief Financial Officer of Aureon Biosciences, Inc., a private pathology life science company, from January 2010 to July 2010. Prior to joining Aureon Biosciences, Mr. Van Nostrand served as Executive Vice President and Chief Financial Officer of AGI Dermatics, Inc., a private biotechnology company, from July 2007 to September 2008 when the company was acquired. From May 2005 to July 2007, Mr. Van Nostrand served as the Senior Vice President and Chief Compliance Officer of OSI Pharmaceuticals, Inc., a publicly-traded biotechnology company, where he previously served as Vice President and Chief Financial Officer from December 1996 through May 2005 and as Vice President, Finance and Administration prior to that. He also served as OSI’s Treasurer from March 1992 to May 2005 and Secretary from March 1995 to January 2004. Mr. Van Nostrand joined OSI as Controller and Chief Accounting Officer in September 1986. Prior to joining OSI, Mr. Van Nostrand served in a managerial position with the accounting firm, Touche Ross & Co., currently Deloitte. Mr. Van Nostrand serves as chairman of the board of directors of Metabolix, Inc., a publicly-traded biotechnology company, as well as chairman of its audit committee. Mr. Van Nostrand also serves on the board of directors of Achillion Pharmaceuticals, Inc., a publicly-traded biotechnology company, where he serves as chairman of the audit committee. He also serves on the board of directors of the Biomedical Research Alliance of New York, a private company providing clinical trial services. Mr. Van Nostrand was the former chairman of, and serves on, the board of the New York Biotechnology Association and serves on the Foundation Board of Farmingdale University. Previously, Mr. Van Nostrand served on the board of directors of Apex Bioventures, Inc., a special purpose acquisition company focused on life sciences. Mr. Van Nostrand holds a B.S. in Accounting from Long Island University, New York. He is a Certified Public Accountant.

We believe that Mr. Van Nostrand possesses specific attributes that qualify him to serve as a member of our board of directors, including his many years of experience in the life sciences industry, as well as his expertise in financial operations, transaction structuring and risk management.

There are no family relationships between or among any of our directors or nominees. The principal occupation and employment during the past five years of each of our directors and nominees was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors or nominees and any other person or persons pursuant to which he or she is to be selected as a director or nominee.

There are no legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.

Director Independence

Our board of directors has reviewed the materiality of any relationship that each of our directors has with Intra-Cellular Therapies, Inc., either directly or indirectly. Based upon this review, our board has determined that all of our directors other than Dr. Mates, our chief executive officer, are “independent directors” as defined by The NASDAQ Stock Market. In making such determinations, the board of directors considered the relationships that each such non-employee director or director nominee has with our company and all other facts and circumstances the board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In addition, our board of directors considered the association of certain of our directors with the holders of more than 5% of our common stock as well as the effect of each of the transactions described in “Certain Relationships and Related Person Transactions” below.

Committees of the Board of Directors and Meetings

Meeting Attendance. During the fiscal year ended December 31, 2014, there were six meetings of our board of directors, four meetings of the audit committee and five meetings of the compensation committee of the board of directors. Our nominating and governance committee did not meet during 2014 due to the fact that discussions with respect to nominating and governance committee matters were conducted at meetings of our board of directors. No director attended fewer than 75% of the total number of meetings of the board of directors and of committees of the board on which he or she served during fiscal 2014. The board of directors has adopted a policy under which each member of our board of directors is strongly encouraged but not required to attend each annual meeting of our stockholders. Four of our directors attended the annual meeting of our stockholders held in 2014.

Our board of directors has established an audit committee, a compensation committee and a nominating and governance committee. Each committee operates under a charter approved by our board of directors. Copies of each committee’s charter are posted on the Investor Relations section of our website, which is located at www.intracellulartherapies.com, under the caption “Corporate Governance.” The composition and function of each of these committees are described below.

Audit Committee. This committee currently has three members, Mr. Van Nostrand (Chairman), Dr. Lerner and Mr. Riggs. Our audit committee’s role and responsibilities are set forth in the audit committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm. In addition, the audit committee reviews the annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. All members of the audit committee satisfy the current independence standards promulgated by the Securities and Exchange Commission and by The NASDAQ Stock Market, as such standards apply specifically to members of audit committees. The board of directors has determined that Mr. Van Nostrand and Mr. Riggs are “audit committee financial experts,” as the Securities and Exchange Commission has defined that term in Item 407 of Regulation S-K. Please also see the report of the audit committee set forth elsewhere in this proxy statement.

Compensation Committee. This committee currently has three members, Mr. Marcus (Chairman), Dr. Alafi and Mr. Riggs. Our compensation committee’s role and responsibilities are set forth in the compensation committee’s written charter and includes reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the board of directors are carried out and that such policies, practices and procedures contribute to our success. Our compensation committee also administers our 2013 Equity Incentive Plan. The compensation committee is responsible for the determination of the compensation of our chief executive officer, and conducts its decision making process with respect to that issue without the chief executive officer present. All members of the compensation committee qualify as independent under the definition promulgated by The NASDAQ Stock Market.

Our compensation committee makes all compensation decisions regarding our executive officers and directors, after which it makes a recommendation to our full board of directors. Our board of directors then approves the compensation for our executive officers and directors.

During the last month of each fiscal year or the first calendar quarter of the following year, we evaluate each executive’s performance for that year. In connection with each annual review cycle, Dr. Mates, our president and chief executive officer, meets with our executive officers to discuss our accomplishments during the year and the individual’s performance and contributions over the prior year. Based on these discussions, Dr. Mates evaluates each executive’s performance. Dr. Mates also prepares her own self-assessment as well as a detailed review of company performance against stated corporate goals. This process leads to a recommendation by Dr. Mates to the compensation committee with respect to each executive officer, including herself, as to:

•	the achievement of stated corporate and individual performance goals;

•	the level of contributions made to the general management and guidance of our company;

•	the need for salary increases;

•	the amount of bonuses to be paid; and whether or not stock option and/or other equity awards should be made.

These recommendations are reviewed and taken into account by the compensation committee. The compensation committee makes a recommendation regarding executive compensation to the full board of directors, which then approves the compensation of our executive officers.

On March 6, 2014, our compensation committee engaged Pearl Meyer & Partners (“PM&P”), an independent compensation consultant, to assist the committee in determining a peer group of companies to use for director compensation based on our company’s current stage of development, to provide comparative data on director compensation practices in our industry and to generally advise us on our director compensation program. The compensation committee has the sole authority to approve the terms of the engagement of PM&P.

On November 25, 2014, our compensation committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”), an independent compensation consultant, to assist the committee in fulfilling its responsibilities under its charter with respect to employee compensation, including advising on proposed compensation packages for executive officers, compensation program design and market practices generally. The compensation committee has the sole authority to approve the terms of the engagement of FW Cook. Although our board of directors and compensation committee consider the advice and recommendations of our independent compensation consultants as to our director compensation program, our board of directors and compensation committee ultimately make their own decisions about these matters. Our compensation committee may engage other independent compensation consultants to provide additional guidance for executive and director compensation and conduct further competitive benchmarking against a peer group of publicly traded companies.

PM&P and FW Cook did not provide any services to us or our compensation committee other than as described above in connection with our executive and director compensation for 2014, although we may engage PM&P, FW Cook or another consultant to provide services for us in connection with executive and director compensation for 2015. The compensation committee has assessed the independence of PM&P and FW Cook pursuant to SEC rules and concluded that PM&P’s and FW Cook’s work for the compensation committee does not raise any conflict of interest.

Our compensation committee will also review and discuss annually with management our “Compensation Discussion and Analysis” disclosure to the extent such disclosure is required by SEC rules. These rules are not yet applicable to us because we are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012. See the “Explanatory Note” at the beginning of this proxy statement.

Nominating and Governance Committee. Our nominating and governance committee has three members, Dr. Alafi (Chairman), Mr. Lerner and Mr. Marcus. The nominating and governance committee’s role and responsibilities are set forth in the nominating and governance committee’s written charter and include evaluating and making recommendations to the full board of directors as to the size and composition of the board of directors and its committees, evaluating and making recommendations as to potential candidates, and evaluating current board members’ performance. All members of the nominating and governance committee qualify as independent under the definition promulgated by The NASDAQ Stock Market.

If a stockholder wishes to nominate a candidate for director who is not to be included in our proxy statement, it must follow the procedures described in our By-Laws and in “Stockholder Proposals and Nominations for Director” at the end of this proxy statement.

In addition, under our current corporate governance policies, the nominating and governance committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the nominating and governance committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the board of directors, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to propose a candidate for consideration as a nominee by the nominating and governance committee under our corporate governance policies, it should submit recommendations for consideration in writing, addressed to the nominating and governance committee, care of our Corporate Secretary, at our principal offices. Submissions must be made by mail, courier or personal delivery; e-mailed submissions will not be considered. A nominating recommendation must be accompanied by the following information concerning each recommending shareholder:

•	the name and address, including telephone number, of the recommending shareholder;

•	the number of our shares owned by the recommending shareholder and the time period for which such shares have been held;

•	if the recommending shareholder is not a shareholder of record, a statement from the record holder of the shares (usually a broker or bank) verifying the holdings of the shareholder and a statement from the recommending shareholder of the length of time that the shares have been held. Alternatively, the shareholder may furnish a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the SEC reflecting the holdings of the shareholder, together with a statement of the length of time that the shares have been held; and

•	a statement from the shareholder as to whether the shareholder has a good faith intention to continue to hold the reported shares through the date of our next annual meeting of shareholders.

A nominating recommendation must be accompanied by the following information concerning the proposed nominee:

•	the information required by Item 401 of Regulation S-K (generally providing for disclosure of the name, address, and business experience for the past five years of the proposed nominee, as well as information regarding certain types of legal proceedings within the past ten years involving the nominee);

•	the information required by Item 403 of Regulation S-K (generally providing for disclosure regarding the proposed nominee’s ownership of our securities);

•	the information required by Item 404 of Regulation S-K (generally providing for disclosure of transactions between the Company and the proposed nominee valued in excess of $120,000 and certain other types of business relationships with us);

•	all relationships between the proposed nominee and the recommending shareholder, and any agreements or understandings regarding the nomination, including those between the recommending shareholder and the nominee; and

•	all relationships between the proposed nominee and any of our competitors, customers, suppliers, labor unions or other persons with special interests regarding the Company.

The recommending shareholder must also furnish a statement supporting its view that the proposed nominee possesses the minimum qualifications prescribed by the committee for nominees, and briefly describing the contributions that the nominee would be expected to make to the board and to the governance of the Company. The recommending shareholder must state whether, in the view of the shareholder, the nominee, if elected, would represent all shareholders and not serve for the purpose of advancing or favoring any particular shareholder or other constituency of the Company.

The nominating recommendation must be accompanied by the written consent of the proposed nominee to: (a) be considered by the committee and interviewed if the committee chooses to do so in its discretion, and (b) if nominated and elected, to serve as a director of the Company. The recommending shareholder must furnish the proposed nominee’s contact information for this purpose.

A shareholder (or group of shareholders) wishing to submit a nominating recommendation for an annual meeting of shareholders must ensure that it is received by the Company, as provided above, not later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior annual meeting of shareholders. In the event that the date of the annual meeting of shareholders for the current year is more than 30 days following the first anniversary date of the annual meeting of shareholders for the prior year, the submission of a recommendation will be considered timely if it is submitted a reasonable time in advance of the mailing of our proxy statement for the annual meeting of shareholders for the current year.

If a recommendation is submitted by a group of two or more shareholders, the information regarding recommending shareholders set forth in paragraph three above must be submitted with respect to each shareholder in the group.

The nominating and governance committee considers issues of diversity among its members in identifying and considering nominees for director, and will strive where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and country of citizenship on the board of directors and its committees.

Compensation Committee Interlocks and Insider Participation

Our compensation committee has three members, Mr. Marcus (Chairman), Dr. Alafi and Mr. Riggs. In 2014, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more executive officers serving as a member of our board of directors or compensation committee. There are no family relationships between or among the members of our Board or executive officers. Mr. Marcus is co-founder, Chairman of the board of directors, Chief Executive Officer, President and a director of Alexandria Real Estate Equities, Inc., which is the parent company to the landlord under the lease for our headquarters. See “Certain Relationships and Related Person Transactions—Lease Agreement.” In addition, Dr. Alafi, who is a General Partner of Alafi Capital Company, LLC, one of our principal stockholders, purchased 625,000 shares of common stock in our public offering which closed on March 11, 2015 at the public offering price of $24.00 per share, and New Ventures I, LLC, of which Mr. Riggs is Managing Member, purchased 28,571 shares of common stock in our public offering which closed on February 5, 2014 at the public offering price of $17.50 per share. See “Certain Relationships and Related Person Transactions—Participation in Our Public Offerings.”

Board Leadership Structure and Role in Risk Oversight

Our board of directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the board of directors, as our board of directors believes it is in the best interest of the Company to make that determination based on the position and direction of the Company and the membership of the board of directors. Our board of directors has determined that having an employee director serve as Chairman is in the best interest of our stockholders at this time because of the efficiencies achieved in having the role of Chief Executive Officer and Chairman combined, and because the detailed knowledge of our day-to-day operations and business that the Chief Executive Officer possesses greatly enhances the decision-making processes of our board of directors as a whole. We have a strong governance structure in place, including independent directors, to ensure the powers and duties of the dual role are handled responsibly. We do not have a lead independent director.

The Chairman of the board of directors and the other members of the board of directors work in concert to provide oversight of our management and affairs. Our board of directors encourages communication among its members and between management and the board of directors to facilitate productive working relationships. Working with the other members of the board of directors, Dr. Mates also strives to ensure that there is an appropriate balance and focus among key board responsibilities such as strategic development, review of operations and risk oversight.

Stockholder Communications to the Board

Generally, stockholders who have questions or concerns should contact our Investor Relations department at 212-923-3344. However, any stockholders who wish to address questions regarding our business directly with the board of directors, or any individual director, should direct his or her questions in writing to the Chairman of the board of directors at Intra-Cellular Therapies, Inc., Attention: Chairman of the Board, 430 East 29th Street, New York, New York 10016. Communications will be distributed to the board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the board of directors may be excluded, such as: junk mail and mass mailings, resumes and other forms of job inquiries, surveys and solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

Executive Officers

The following table sets forth certain information regarding our executive officers who are not also directors. We have employment agreements or offer letters with all of our executive officers, and all of our executive officers are at-will employees.

Name	Age	Position(s) with the Company
Lawrence J. Hineline	58	Vice President of Finance, Chief Financial Officer, Treasurer and Assistant Secretary
Michael I. Halstead	42	Senior Vice President, General Counsel and Secretary
Allen A. Fienberg, Ph.D.	55	Vice President of Business Development
Juan F. Sanchez, M.D.	44	Vice President, Corporate Communications and Investor Relations
Kimberly E. Vanover, Ph.D.	49	Vice President, Clinical Development
Lawrence P. Wennogle, Ph.D.	65	Vice President, Drug Discovery

Lawrence J. Hineline, CPA has served as Vice President of Finance, Chief Financial Officer and Treasurer of the Company since the Merger in August 2013 and has served as Vice President of Finance, Chief Financial Officer and Secretary of ITI since June 2002. Mr. Hineline also served as the Secretary of the Company from August 2013 until September 2014. From December 2000 to November 2003, Mr. Hineline was the Vice President of Finance and Chief Financial Officer of Functional Genetics, Inc. Prior to that, Mr. Hineline served as the Vice President of Finance of North American Vaccine, Inc. and its predecessor companies from 1993 to 2000, and he served as Corporate Controller from 1989 to 1993. During this time, Mr. Hineline oversaw the growth of the accounting function and its systems for the company that emerged as a start-up and was later acquired by Baxter Health Care. Mr. Hineline is a licensed CPA in the State of Maryland and received his Bachelor’s Degree from the University of Maryland Baltimore County.

Michael I. Halstead has served as Senior Vice President, General Counsel and Secretary of the Company since July 2014 and has also served as Secretary of the Company since September 2014. From July 2005 until December 2013, Mr. Halstead served in a number of leadership positions at Warner Chilcott plc. Most recently he was Senior Vice President, Corporate Development at Warner Chilcott where he directed the company’s corporate development, legal and human resources functions. Prior to that, Mr. Halstead was an attorney at the firm of Davis Polk & Wardwell. Mr. Halstead received his bachelor’s degree from Boston University and his Juris Doctor degree from Villanova University School of Law.

Allen A. Fienberg, Ph.D. has served as Vice President of Business Development of the Company since the Merger in August 2013 and has served as Vice President of Business Development of ITI since June 2002. He co-founded ITI in May 2002. Dr. Fienberg received his A.B. degree in Genetics from the University of California, Berkeley and his Ph.D. in Human Genetics from Yale University. He completed post-doctoral studies at The Rockefeller University under the direction of Dr. Paul Greengard from 1991-1999. From 1999-2001, Dr. Fienberg was a staff scientist at the Genomics Institute of the Novartis Research Foundation and was appointed a Research Assistant Professor at The Rockefeller University from 2001-2002.

Juan F. Sanchez, M.D. has served as Vice President, Corporate Communications and Investor Relations of the Company since March 2014. Previously, he was a healthcare research analyst at investment banking firm Ladenburg Thalmann & Co. Inc., with a deep focus on companies specializing in central nervous system diseases from 2008 to 2014, most recently as a Managing Director. Prior to that time, he was a Vice President of healthcare and nanotechnology equity research at investment banking firm Punk, Ziegel, & Co. Dr. Sanchez received his Master in International Affairs from Columbia University and his Master of Business Administration from University of Los Andes in Bogota, Colombia. Dr. Sanchez practiced medicine for five years in his native country, Colombia, having received a medical degree from Pontifical Xavierian University, in Bogota.

Kimberly E. Vanover, Ph.D. has served as Vice President, Clinical Development of the Company since the Merger in August 2013. Dr. Vanover joined ITI in March 2007 and has been Vice President, Clinical Development of ITI since January 2011. Previously, she was Executive Director, Clinical Development of ITI from January 2008 to December 2010 and Senior Director, Clinical Development of ITI from March 2007 to December 2007. She has spent over 20 years on the discovery and development of small molecule drugs for the treatment of neuropsychiatric and neurodegenerative diseases. Dr. Vanover was Postdoctoral Research Scientist at Lederle Laboratories from 1992 to 1994, Postdoctoral Research Trainee in the Department of Psychiatry at the University of California San Diego from 1994 to 1995, Senior Scientist and Group Leader at CoCensys from 1995 to 2000 and held positions as Group Leader and Director at ACADIA Pharmaceuticals from 2000 to 2007. In these positions, Dr. Vanover participated in the discovery and development of a broad range of new CNS therapeutics, including drugs to treat psychosis, insomnia, cognitive impairment, movement disorders, acute and neuropathic pain, anxiety, epilepsy, and drug abuse. Dr. Vanover received her B.A. in Psychology from the University of Missouri and her Ph.D. in Biopsychology from the University of Chicago.

Lawrence P. Wennogle, Ph.D. has served as Vice President, Drug Discovery of the Company since the Merger in August 2013 and has served as Vice President, Drug Discovery of ITI since January 2003. For the past 33 years, Dr. Wennogle has been involved in research and development in the pharmaceutical industry aimed at the discovery of novel pharmaceutical entities for human diseases. He was a Staff Scientist and Principal Research Fellow at Ciba-Geigy and Novartis Pharmaceutical Corporation for 19 years, where he led drug discovery programs for CNS disorders, cardiovascular diseases, diabetes and inflammation. Dr. Wennogle received his B.A. from Ithaca College and his Ph.D. in Biochemistry from the University of Colorado, Boulder. He then completed two post-doctoral positions, one at the University of Colorado and the second at the Pasteur Institute in Paris, France, working under Jean-Pierre Changeux on the structure-function of the nicotinic acetylcholine receptor.

Scientific Advisory Board

We have a Scientific Advisory Board which is chaired by Paul Greengard, Ph.D., one of our founders. Dr. Greengard received his Ph.D. in biophysics from Johns Hopkins University in 1953. After postgraduate work in England, he served for nine years as director of biochemical research at the Geigy Research Laboratories. In 1968, he was appointed Professor of Pharmacology at Yale University. In 1983, he was appointed the Vincent Astor Professor at The Rockefeller University, where he founded the Laboratory of Molecular and Cellular Neuroscience.

Dr. Greengard is a pioneer in the field of neuronal signal transduction and his seminal discoveries over the years have provided a framework by which to understand the complexity of how neurotransmitters function in the brain. Dr. Greengard’s many awards and honors include the CIBA-Geigy Drew Award in Biomedical Research (1979), the New York Academy of Sciences Award in Biological and Medical Sciences (1980), the Andrew D. White Professorship-at-Large of Cornell University (1981-87), the Pfizer Biomedical Research Award (1987), the Ralph W. Gerard Prize in Neuroscience, Society for Neuroscience (1994), the Charles A. Dana Award for Pioneering Achievements in Health (1997), and the Nobel Prize in Physiology or Medicine (2000). Dr. Greengard has also been a consultant to major pharmaceutical companies and a Chairman and member of the scientific advisory boards of numerous biotechnology companies.

We have additional members of our Scientific Advisory Board who change from time to time, with whom we consult on an as-needed basis.

Medical Advisory Board

Carol A. Tamminga, M.D. is the Chair of our Medical Advisory Board. Dr. Tamminga is the Chair of the Psychiatry Department at the University of Texas Southwestern School of Medicine. She holds the McKenzie Foundation Chair in Psychiatry, the Communities Foundation of Texas, Inc. Chair in Brain Science and is the Chief of Translational Neuroscience Research in Schizophrenia.

Jeffrey Lieberman, M.D. is the Lawrence C. Kolb Professor and Chairman of Psychiatry, at the Columbia University College of Physicians and Surgeons; and Director, of the New York State Psychiatric Institute; Psychiatrist-in-Chief, New York Presbyterian Hospital-Columbia University Medical Center.

John M. Kane, M.D. is Professor and Chairman of Psychiatry at The Hofstra North Shore-LIJ School of Medicine and Vice President for Behavioral Health Services at The North Shore-LIJ Health System.

Christoph U. Correll, M.D. is Professor of Psychiatry and Molecular Medicine, Hofstra North Shore LIJ School of Medicine; Medical Director, Recognition and Prevention (RAP) Program, The Zucker Hillside Hospital, North Shore Long Island Jewish Health System.

Donald Goff, M.D. is Professor and Vice Chair for Research in the Department of Psychiatry at New York University Langone Medical Center (NYULMC) and Director of the Nathan S. Kline Institute for Psychiatric Research.

Risks Related to Compensation Practices and Policies

Consistent with SEC disclosure requirements, we have assessed our compensation policies, practices and awards and have concluded that our compensation policies, practices and awards do not create risks that are reasonably likely to have a material adverse effect on the Company. Our management assessed our compensation and benefits programs to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature. We do not have any programs where the ability of a participant may directly affect variability or timing of payout. Rather, our compensation programs include a combination of fixed base salaries, cash bonuses, long-term incentive awards, and employee retirement plans that are generally uniform in design and operation throughout the company and with all levels of employees. The compensation policies and practices are substantially the same.

Based on the foregoing, we believe that our compensation policies, practices and awards do not create risks that are likely to have a material adverse effect on the company as a whole. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the organization’s ability to effectively identify and manage significant risks, are compatible with our effective internal controls and our risk management practices, and are supported by the oversight and administration of the compensation committee with regard to executive compensation programs.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table shows the total compensation paid or accrued during the last two fiscal years ended December 31, 2014 and 2013, to: (1) our President and Chief Executive Officer, and (2) our four next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2014 and were serving as executive officers as of such date. These executive officers are referred to as our “named executive officers” in this proxy statement.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)(1)	All Other Compensation ($)(2)	Total($)
Sharon Mates, Ph.D.	2014	636,000	318,000	(3)	2,400,160	8,592	3,362,752
Chairman, President and Chief Executive Officer	2013	611,900	500,000	(3)	115,000	8,442	1,235,342

Kimberly E. Vanover, Ph.D.	2014	302,600	75,650	(4)	1,200,080	7,980	1,586,310
Vice President, Clinical Development	2013	260,600	17,500	(4)	23,000	7,830	308,930

Juan F. Sanchez, M.D.(5)	2014	244,423	50,000	(6)	1,080,072	2,330	1,376,825
Vice President, Corporate Communications and Investor Relations	2013	—	—		—	—	—

Michael I. Halstead(7)	2014	160,577	46,875	(7)	986,910	40	1,194,402
Senior Vice President, General Counsel and Secretary	2013	—	—		—	—	—

Lawrence J. Hineline	2014	309,000	77,250	(8)	600,040	8,316	994,606
Vice President of Finance, Chief Financial Officer, Treasurer and Assistant Secretary	2013	257,500	100,000	(8)	23,000	8,166	388,666

(1)	The options granted in 2014 to Dr. Mates, Dr. Vanover and Mr. Hineline were for the named executive officer’s performance in 2013 and the options granted in 2013 were for the named executive officer’s performance in 2012. The options granted to Dr. Sanchez and Mr. Halstead in 2014 were in connection with the commencement of their employment with the company in 2014. These amounts represent the aggregate grant date fair value for option awards granted to our named executive officers, computed in accordance with FASB ASC Topic 718. See Note 4 to our audited financial statements for the fiscal years ended December 31, 2014, 2013 and 2012 included in our Annual Report on Form 10-K for details as to the assumptions used to calculate the fair value of the option awards. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” in our Annual Report on Form 10-K.
(2)	For the fiscal year ended December 31, 2014, consists of $792 for Dr. Mates, $180 for Dr. Vanover, $80 for Dr. Sanchez, $516 for Mr. Hineline and $40 for Mr. Halstead in life insurance premiums we paid for a term life insurance policy to benefit the named executive officer with a face value of $150,000 and the balance in matching contributions under our 401(k) plan. For the fiscal year ended December 31, 2013, consists of $792 for Dr. Mates, $180 for Dr. Vanover and $516 for Mr. Hineline in life insurance premiums we paid for a term life insurance policy to benefit the named executive officer with a face value of $150,000, and the balance in matching contributions under our 401(k) plan.
(3)	Dr. Mates received a bonus of $318,000 for her performance during the fiscal year ended December 31, 2014. She received a bonus of $306,000 for her performance during the fiscal year ended December 31, 2013 plus an additional bonus of $194,000 for her performance in connection with successful completion of the Private Placement, Merger and Phase 2 clinical trial of ITI-007.
(4)	Dr. Vanover received a bonus of $75,650 for her performance during the fiscal year ended December 31, 2014 and a bonus of $17,500 for her performance during the fiscal year ended December 31, 2013.

(5)	Dr. Sanchez became employed by the Company on March 7, 2014.
(6)	Dr. Sanchez received a bonus of $50,000 for his performance during the fiscal year ended December 31, 2014.
(7)	Mr. Halstead became employed by the company on July 29, 2014. Mr. Halstead received a bonus of $46,875 for his performance during the fiscal year ended December 31, 2014.
(8)	Mr. Hineline received a bonus of $100,000 for his performance during the fiscal year ended December 31, 2014. He received a bonus of $51,500 for his performance during the fiscal year ended December 31, 2013 plus an additional bonus of $48,500 for his performance in connection with successful completion of the Private Placement, Merger and Phase 2 clinical trial of ITI-007.

2014 Fiscal Year Grants of Plan-Based Awards

The following table shows information regarding grants of equity awards that we made during the fiscal year ended December 31, 2014 to each of our named executive officers. We did not grant any non-equity incentive plan awards during the fiscal year ended December 31, 2014.

	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/sh)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Sharon Mates, Ph.D.	6/30/2014	200,000	16.86	2,400,160
Kimberly E. Vanover, Ph.D.	6/30/2014	100,000	16.86	1,200,080
Juan F. Sanchez, M.D.	6/30/2014	90,000	16.86	1,080,072
Michael Halstead	7/29/2014	100,000	13.86	986,910
Lawrence J. Hineline	6/30/2014	50,000	16.86	600,040

(1)	These awards are subject to vesting, as described in detail under “—Outstanding Equity Awards at 2014 Fiscal Year-End” below.
(2)	The exercise price is equal to the fair market value of our common stock, which is the closing price per share of our common stock as reported by the NASDAQ Global Select Market on the grant date.
(3)	These amounts represent the aggregate grant date fair value for option awards granted to our named executive officers, computed in accordance with FASB ASC Topic 718. See Note 4 to our audited financial statements for the fiscal years ended December 31, 2014, 2013 and 2012 included in our Annual Report on Form 10-K for details as to the assumptions used to calculate the fair value of the option awards. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” in our Annual Report on Form 10-K.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Sharon Mates, Ph.D.

We entered into an employment agreement with Dr. Mates in February 2008, who has been our President and Chief Executive Officer since 2003. The agreement provides for a salary of $503,000 effective in February 2008, subject to our annual review and adjustment in the discretion of our board of directors, and that Dr. Mates is eligible for bonus payments and stock options as may be awarded by our board of directors. The most recent adjustment, effective on January 1, 2015, increased Dr. Mates’ salary to $655,080, which represented a 3% increase from her 2014 base salary of $636,000. In December 2014, she was awarded a bonus of $318,000, or 50% of her then base salary, for her performance during the fiscal year ended December 31, 2014. In addition, her employment agreement provides that we will pay the premium on a life insurance policy in an amount equal to one and one half times her base salary; however, we paid a premium in the amount of $396 on a life insurance policy with a face value of $150,000, to which she assented. For 2014, we also paid $7,800 in matching contributions under our 401(k) plan. The employment agreement also provides that Dr. Mates is entitled to participate in our benefit plans on the same basis as other executive level employees as well as long-term disability insurance and reimbursement for reasonable business expenses. The initial term of the agreement was three years and will be renewed for successive one year terms, unless we or Dr. Mates provides notice that we or she, as the case may be, does not wish to renew the agreement or wishes to renew the agreement on different terms than those contained in the agreement.

Dr. Mates is entitled to certain benefits in connection with a termination of her employment or a change of control as discussed below under “—Potential Payments upon Termination or Change of Control.”

Pursuant to her proprietary information, inventions, and non-competition agreement, Dr. Mates has agreed to not (i) solicit customers, consultants, contractors or employees of ours for a period of one year after the termination of her employment or (ii) compete with us for a period of one year after the later of the termination of her employment or the date a court of competent jurisdiction enters an order enforcing the non-competition provision.

Other Named Executive Officers

We entered into an employment agreement with Mr. Hineline in February 2008, who has been our Vice President of Finance, Chief Financial Officer and Treasurer since 2002 and was our Secretary from 2002 to 2014. The agreement provides for a salary of $216,400 effective in February 2008, subject to our annual review and adjustment in the discretion of our board of directors, and that Mr. Hineline is eligible for bonus payments and stock options as may be awarded by our board of directors. The most recent adjustment, effective on January 1, 2015, increased Mr. Hineline’s salary to $358,000, which represented a 16% increase from his 2014 base salary of $309,000. In December 2014, he was awarded a bonus of $77,250, or 23% of his then base salary, for his performance during the fiscal year ended December 31, 2014. In addition, his employment agreement provides that we will pay the premium on a life insurance policy in an amount equal to one and one half times his base salary; however, we paid a premium in the amount of $396 on a life insurance policy with a face value of $150,000, to which he assented. For 2014, we also paid $7,800 in matching contributions under our 401(k) plan. The employment agreement also provides that Mr. Hineline is entitled to participate in our benefit plans on the same basis as other executive level employees as well as long-term disability insurance and reimbursement for reasonable business expenses. The initial term of the agreement was three years and will be renewed for successive one year terms, unless we or Mr. Hineline provides notice that we or he, as the case may be, does not wish to renew the agreement or wishes to renew the agreement on different terms than those contained in the agreement. Mr. Hineline is entitled to certain benefits in connection with a termination of his employment or a change of control as discussed below under “—Potential Payments upon Termination or Change of Control.”

We entered into an offer letter with Mr. Halstead dated July 28, 2014, which provided for an initial annual base salary of $375,000 when he joined the Company as Senior Vice President and General Counsel in July 2014. The most recent adjustment, effective on January 1, 2015 increased Mr. Halstead’s salary to $425,000, which represented a 13% increase from his 2014 base salary of $375,000. In December 2014, he was awarded a bonus of $46,875, or 13% of his then base salary, for his performance during the fiscal year ended December 31, 2014.

We entered into an offer letter with Dr. Vanover dated February 2, 2007, which provided for an initial annual base salary of $153,000 when she joined ITI as Senior Director, Clinical Development in March 2007. The most recent adjustment, effective on January 1, 2015 increased Dr. Vanover’s salary to $340,000, which represented a 12% increase from her 2014 base salary of $302,600. In December 2014, she was awarded a bonus of $75,650, or 25% of her then base salary, for her performance during the fiscal year ended December 31, 2014.

We entered into an offer letter with Dr. Sanchez dated February 21, 2014, which provided for an initial annual base salary of $300,000 when he joined the Company as Vice President, Corporate Communications and Investor Relations in March 2014. The most recent adjustment, effective on January 1, 2015 increased Dr. Sanchez’s salary to $309,000, which represented a 3% increase from his 2014 base salary of $300,000. In December 2014, he was awarded a bonus of $50,000, or 17% of his then base salary, for his performance during the fiscal year ended December 31, 2014.

Pursuant to their respective proprietary information, inventions, and non-competition agreements, Mr. Hineline, Mr. Halstead, Dr. Vanover and Dr. Sanchez have agreed to not (i) solicit customers, consultants, contractors or employees of ours for a period of one year after the termination of her or his employment or (ii) compete with us for a period of one year after the later of the termination of her or his employment or the date a court of competent jurisdiction enters an order enforcing the non-competition provision.

Outstanding Equity Awards at 2014 Fiscal Year-End

The following table shows grants of stock options outstanding on the last day of the fiscal year ended December 31, 2014, to each of the named executive officers.

Name	Number of Securities Underlying Unexercised Options (#)(1) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date(1)
Sharon Mates, Ph.D.	25,000	0		$0.60	12/14/2015
	25,000	0		$1.36	12/5/2016
	37,500	0		$1.50	12/12/2017
	50,000	0		$1.50	12/18/2018
	50,000	0		$2.74	6/10/2020
	50,000	0		$2.74	12/21/2020
	50,000	0		$2.84	4/30/2022
	33,330	16,670	(2)	$3.26	5/31/2023
	66,660	133,340	(3)	$16.86	6/30/2024

Kimberly E. Vanover, Ph.D.	5,000	0		$1.36	12/5/2016
	10,000	0		$1.50	12/12/2017
	3,750	0		$1.50	12/18/2018
	3,500	0		$2.74	6/10/2020
	7,500	0		$2.74	12/21/2020
	10,000	0		$2.84	4/30/2022
	6,666	3,334	(2)	$3.26	5/31/2023
	33,330	66,670	(3)	$16.86	6/30/2024

Juan F. Sanchez, M.D.	29,997	60,003	(4)	$16.86	6/30/2024

Michael Halstead.	0	100,000	(5)	$13.86	7/29/2024

Lawrence J. Hineline.	12,500	0		$0.60	12/14/2015
	12,500	0		$1.36	12/5/2016
	12,500	0		$1.50	12/12/2017
	10,000	0		$1.50	12/18/2018
	10,000	0		$2.74	6/10/2020
	10,000	0		$2.74	12/21/2020
	10,000	0		$2.84	4/30/2022
	6,666	3,334	(2)	$3.26	5/31/2023
	16,665	33,335	(3)	$16.86	6/30/2024

(1)	All options have a ten year term from the date of grant.
(2)	Each option to purchase our common stock that expires on May 31, 2023 vested as to 1/3 of the shares on December 20, 2013 and 1/3 of the shares on December 20, 2014 and will vest as to 1/3 of the shares on December 20, 2015.
(3)	Each option to purchase our common stock that expires on June 30, 2024, other than the option described in footnote 5 below, vested as to 1/3 of the shares on December 13, 2014 and will vest as to 1/3 of the shares on December 13, 2015 and 1/3 of the shares on December 13, 2016.

(4)	This option to purchase our common stock that expires on June 30, 2024 vested as to 1/3 of the shares on March 7, 2015 and will vest 1/3 of the shares on March 7, 2016 and 1/3 of the shares on March 7, 2017.
(5)	This option to purchase our common stock that expires on July 29, 2024 will vest as to 1/3 of the shares on July 29, 2015, 1/3 of the shares on July 29, 2016 and 1/3 of the shares on July 29, 2017.

Option Exercises and Stock Vested in 2014

The following table shows information regarding exercises of options to purchase our common stock by each of our named executive officers during the fiscal year ended December 31, 2014.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Sharon Mates, Ph.D.	50,000	724,500
Kimberly E. Vanover, Ph.D.	—	—
Juan F. Sanchez, M.D.	—	—
Michael I. Halstead	—	—
Lawrence J. Hineline	37,500	560,376

(1)	Amounts shown in this column do not represent actual value realized from the sale of the shares acquired upon exercise of options because the shares were not sold on exercise but continue to be held by the executive officer exercising the option.

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not have any nonqualified defined contribution plans or other deferred compensation plans.

Potential Payments upon Termination or Change-in-Control

We have agreed to provide severance and change of control payments and benefits to our named executive officers under specified circumstances, as described below:

Sharon Mates, Ph.D.

If Dr. Mates’ employment is terminated for any reason, she will be entitled to compensation and benefits through the last day of her employment, including accrued but untaken vacation. If her employment is terminated due to her death or disability, we will also pay her or her estate the compensation which would otherwise have been payable to her through the end of the month in which such termination occurs as well as payment for any accrued but untaken vacation. If her employment is terminated without cause by us or she terminates her employment for good reason, she will receive the following severance benefits following her employment termination, on condition that she executes a general release in our favor: (a) payment of 12 months of her then current base salary and the pro rata portion of an amount equal to the bonus she was awarded for the previous year, if any, which severance payments will be paid in one lump sum on the date the general release she executes becomes effective; (b) payment for 12 months of the portion of the COBRA premiums that we paid prior to her termination; and (c) all of her unvested stock options will become fully vested and exercisable. Dr. Mates will also be entitled to such severance benefits if we elect not to renew her employment agreement for reasons other than death, disability or cause, but (i) such severance benefits are conditioned on Dr. Mates executing a general release in favor of us, returning all our property, and complying with her employment agreement, proprietary information, inventions, and non-competition agreement, and the general release and (ii) Dr. Mates will not be eligible for such severance benefits if she or we wish to renew the agreement on different terms than those contained in her employment agreement. In the event of a change of control, all of her unvested stock options and restricted stock will immediately vest. If her employment is terminated for reasons other than death or disability within three months before or 12 months following a change of control, she terminates her employment for good reason during such period, or she terminates her employment for any reason within one month following a change of control, she will be eligible for the following severance benefits following her employment termination: (a) payment of 18 months of her then current base salary and the pro rata portion of an amount equal to the bonus she was awarded for the previous year, which severance payments will be paid in one lump sum on the eighth day following the effective date of the general release, and (b) payment for 18 months of the portion of the COBRA premiums that we paid prior to her termination. In addition, we have agreed to reimburse Dr. Mates for the increase in federal and state income taxes payable by her by reason of the benefits provided in connection with such a termination following a change in control. Such severance benefits following a change of control are payable on condition that she executes a general release in favor of us, returns all our property and complies with her post-termination obligations under her employment agreement, her proprietary information, inventions, and non-competition agreement, and her general release.

Lawrence J. Hineline.

If Mr. Hineline’s employment is terminated for any reason, he will be entitled to compensation and benefits through the last day of his employment, including accrued but untaken vacation. If his employment is terminated due to his death or disability, we will also pay him or his estate the compensation which would otherwise have been payable to him through the end of the month in which such termination occurs as well as payment for any accrued but untaken vacation. If his employment is terminated without cause by us or he terminates his employment for good reason, he will receive the following severance benefits following his employment termination, on condition that he executes a general release in our favor: (a) payment of 12 months of his then current base salary and the pro rata portion of an amount equal to the bonus he was awarded for the previous year, if any, which severance payments will be paid in one lump sum on the date the general release he executes becomes effective; (b) payment for 12 months of the portion of the COBRA premiums that we paid prior to his termination; and (c) all of his unvested stock options will become fully vested and exercisable. Mr. Hineline will also be entitled to such severance benefits if we elect not to renew his employment agreement for reasons other than death, disability or cause, but (i) such severance benefits are conditioned on Mr. Hineline executing a general release in our favor, returning all our property, and complying with his employment agreement, proprietary information, inventions, and non-competition agreement, and the general release and (ii) Mr. Hineline will not be eligible for such severance benefits if he or we wish to renew the agreement on different terms than those contained in his employment agreement. In the event of a change of control, all of his unvested stock options and restricted stock will immediately vest. If his employment is terminated for reasons other than death or disability within three months before or 12 months following a change of control, he terminates his employment for good reason during such period, or he terminates his employment for any reason within one month following a change of control, he will be eligible for the following severance benefits following his employment termination: (a) payment of 18 months of his then current base salary and the pro rata portion of an amount equal to the bonus he was awarded for the previous year, which severance payments will be paid in one lump sum on the eighth day following the effective date of the general release, and (b) payment for 18 months of the portion of the COBRA premiums that we paid prior to his termination. In addition, we have agreed to reimburse Mr. Hineline for the increase in federal and state income taxes payable by him by reason of the benefits provided in connection with such a termination following a change in control. Such severance benefits following a change of control are payable on condition that he executes a general release in favor of us, returns all our property and complies with his post-termination obligations under his employment agreement, his proprietary information, inventions, and non-competition agreement, and his general release.

For purposes of severance payments, “good reason” is defined as the executive resigning after the occurrence of one of the following events without the executive’s written consent:

•	the assignment to the executive of any duties or responsibilities which result in the material diminution of the executive’s position;

•	a reduction by the Company in the executive’s annual base salary of 5% or greater;

•	a material change in the geographic location at which the executive is required to perform services; or

•	material breach by the Company of any material provision of the executive’s employment agreement.

The executive must provide us with written notice within 60 days after the occurrence of a good reason event, and we have 30 days to correct the event after receipt of the notice.

For purposes of severance payments, “cause” is defined as a termination by us after the occurrence of one of the following events:

•	a good faith finding by the Company that the executive has engaged in gross negligence or gross misconduct that is materially injurious to the Company;

•	the executive’s conviction of a felony or crime involving fraud or embezzlement of Company property;

•	the executive’s material breach of the executive’s employment agreement which, if curable, has not been cured by the executive within 60 days after he or she receives written notice from the Company stating with reasonable specificity the nature of the breach;

•	material breach of fiduciary duty; or

•	refusal to follow or implement a clear and reasonable directive of our board of directors as a whole, provided that such directive is ethical and legal and which, if curable, has not been cured by the executive within 60 days after she receives written notice from the Company stating with reasonable specificity the nature of such refusal.

For purposes of severance payments, the determination of “disability” will occur when the executive is unable due to a physical or mental condition to perform the essential functions of his or her position with or without reasonable accommodation for 90 consecutive days, or 180 days in the aggregate whether or not consecutive, during any 360-day period, or based on the written certification by a licensed physician of the likely continuation of such condition for such period.

For purposes of severance payments, a “change in control” means:

•	a sale, lease or other disposition of all or substantially all of the assets of the Company;

•	a consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than 50% of the outstanding voting power of the surviving entity (and its parent) following the consolidation, merger or reorganization; or

•	any transaction (or series of related transactions involving a person or entity, or a group of affiliated persons or entities) in which in excess of 50% of the Company’s outstanding voting power is transferred.

Notwithstanding the foregoing, a “change in control” will not be deemed to occur on account of the sale or acquisition of the Company’s capital stock by institutional investors or venture capital firms for the primary purpose of obtaining financing for the Company.

Other Named Executive Officers

As of the date of this proxy statement, we have not entered into any employment arrangements with Mr. Halstead, Dr. Vanover or Dr. Sanchez that provide for payments in connection with any termination of their employment or a change in control of the Company.

Additional Narrative Disclosure

We sponsor a defined contribution 401(k) plan covering all full-time employees. Participants may elect to contribute their annual pre-tax earnings up to the federally allowed maximum limits. We make a matching contribution of 50% on the first 6% of contributions made by participants. For the fiscal year ended December 31, 2014, we made matching contributions to the 401(k) plan in the amount of $7,800 for Dr. Mates, $7,800 for Mr. Hineline, $7,800 for Dr. Vanover and $2,250 for Dr. Sanchez.

Director Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2014 to each of our directors, other than Dr. Mates who does not receive compensation for her service as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Total ($)
Christopher Alafi, Ph.D.(3)	—	41,963	225,256	267,219
Richard Lerner, M.D.(4)	—	33,695	225,256	258,951
Joel S. Marcus(5)	—	42,994	225,256	268,250
Sir Michael Rawlins, M.D., FRCP, FMedSci(6)	33,904	—	225,256	259,160
Rory Riggs(7)(9)	—	42,463	482,256	524,719
Robert L. Van Nostrand(8)(9)	30,000	14,970	482,256	527,226

(1)	These amounts represent the amount of cash fees that each non-employee director elected to receive as fully vested shares of common stock as described below under “—Director Compensation Policy.”
(2)	These amounts represent the aggregate grant date fair value for option awards granted to our named executive officers, computed in accordance with FASB ASC Topic 718. See Note 4 to our audited financial statements for the fiscal years ended December 31, 2014, 2013 and 2012 included in our Annual Report on Form 10-K for details as to the assumptions used to calculate the fair value of the option awards. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” in our Annual Report on Form 10-K.
(3)	As of December 31, 2014, Dr. Alafi held options to purchase 49,375 shares of our common stock, of which options to purchase 14,687 shares were vested.
(4)	As of December 31, 2014, Dr. Lerner held options to purchase 125,000 shares of our common stock, of which options to purchase 95,000 shares were vested.
(5)	As of December 31, 2014, Mr. Marcus held options to purchase 130,000 shares of our common stock, of which options to purchase 100,000 shares were vested.
(6)	As of December 31, 2014, Sir Michael held options to purchase 27,000 shares of our common stock, of which options to purchase 13,500 shares were vested. Sir Michael resigned from the board of directors effective as of November 26, 2014.
(7)	As of December 31, 2014, Mr. Riggs held options to purchase 40,000 shares of our common stock, none of which were vested.
(8)	As of December 31, 2014, Mr. Van Nostrand held options to purchase 40,000 shares of our common stock, none of which were vested.
(9)	Mr. Riggs and Mr. Van Nostrand were appointed to our board of directors in January 2014 and accordingly each received an initial grant of options to purchase 20,000 shares of our common stock with a grant date fair value of $257,000.

Director Compensation Policy

As compensation to our non-employee directors for the year ended December 31, 2013, we granted options to purchase 20,000 shares to each of our non-employee directors serving during 2013. We granted any non-employee director who resigned from or joined the ITI board of directors during such year the pro rata portion of the annual option grant representing the portion of such year during which such non-employee director served.

In June 2014, our board of directors adopted the non-employee director compensation policy, or our director compensation policy. The policy is designed to seek to ensure that the compensation aligns our non-employee directors’ interests with the long-term interests of our stockholders, that the structure of the compensation is simple, transparent and easy for stockholders to understand and that our non-employee directors are fairly compensated. Directors who are also our employees, such as Dr. Mates, will not receive additional compensation for their services as directors.

Pursuant to our director compensation policy, each year of a non-employee director’s tenure, the director is granted a non-qualified stock option to purchase 20,000 shares of our common stock on the date of our annual meeting of stockholders (or the first business day of our third fiscal quarter if there has been no annual meeting of stockholders by such date). Upon the initial election or appointment to the board of directors, new non-employee directors are granted a non-qualified stock option to purchase 20,000 shares of our common stock. All annual and initial stock option grants to our non-employee directors under the director compensation policy fully vest on the one year anniversary of the grant date and fully vest immediately prior to a change of control, as defined in our director compensation policy.

In addition, pursuant to our director compensation policy, each non-employee director is paid an annual retainer of $30,000, or $50,000 in the case of the chairperson, for their services. Committee members receive additional annual retainers as follows:

Committee	Chairman	Member
Audit Committee	$15,000	$7,500
Compensation Committee	10,000	5,000
Nominating and Governance Committee	7,000	3,000

Cash fees payable to our non-employee directors are paid quarterly. Upon the initial election or appointment to the board of directors, new non-employee directors receive a pro rata portion of his or her cash fee for the quarter in which he or she was first elected or appointed. In lieu of all or a portion of the annual cash fees, each non-employee director may elect to receive fully-vested shares of common stock or a fully-vested non-qualified stock option under the 2013 Equity Incentive Plan for the equivalent value of the cash fees due. The number of shares of fully-vested common stock will be calculated by dividing the cash fees by the fair market value of our common stock as determined under the 2013 Equity Incentive Plan on the last business day of the applicable fiscal quarter. The number of shares of common stock underlying the stock option will be calculated by determining the number of shares that is equivalent to the cash fees due as determined using the Black-Scholes value applicable to our stock option grants calculated on the last business day of the applicable fiscal quarter.

We have reimbursed and will continue to reimburse our non-employee directors for their reasonable expenses incurred in attending meetings of our board of directors and committees of the board of directors and in connection with other business related to our board of directors.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2014.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)(2)	2,233,460	(1)	$9.20	545,967	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	2,233,460	(1)	$9.20	545,967	(2)

(1)	Consists of options to purchase 1,125,460 shares outstanding under the 2003 Equity Incentive Plan and options to purchase 1,108,000 shares outstanding under the 2013 Equity Incentive Plan at December 31, 2014.
(2)	Consists of 545,967 shares reserved under the 2013 Equity Incentive Plan as of December 31, 2014. Does not include (i) up to an additional 1,145,460 shares reserved under the 2013 Equity Incentive Plan solely after the cancellation or expiration of any unexercised stock options outstanding under the 2003 Equity Incentive Plan that we assumed in the Merger, subject to adjustment as provided in the plan, (ii) an additional 800,000 shares of our common stock approved for reservation by our board of directors effective January 1, 2015 for issuance under the 2013 Equity Incentive Plan pursuant to the “evergreen” provision of the 2013 Equity Incentive Plan, or (iii) the additional shares of our common stock reserved under our 2013 Plan for which we are seeking approval in Proposal 2 of this proxy statement. The 2003 Equity Incentive Plan terminated by its terms in July 2013. As a result of such termination, no additional awards may be granted under the 2003 Equity Incentive Plan, but equity awards previously granted under the 2003 Equity Incentive Plan will remain outstanding and continue to be governed by the terms of the 2003 Equity Incentive Plan.

REPORT OF AUDIT COMMITTEE

The audit committee of the board of directors, which consists entirely of directors who meet the independence and experience requirements of The NASDAQ Stock Market, has furnished the following report:

The audit committee assists the board of directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by the board of directors, which is available on our website at http://ir.intracellulartherapies.com/corporate-governance.cfm. This committee reviews and reassesses our charter annually and recommends any changes to the board of directors for approval. The audit committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Ernst & Young LLP. In fulfilling its responsibilities for the financial statements for fiscal year 2014, the audit committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended 2014 with management and Ernst & Young LLP, our independent registered public accounting firm;

•	Discussed with Ernst & Young LLP the matters required to be discussed in accordance with Auditing Standard No. 16- Communications with Audit Committees; and

•	Received written disclosures and the letter from Ernst & Young LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP communications with the audit committee and the audit committee further discussed with Ernst & Young LLP their independence. The audit committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the audit committee’s review of the audited financial statements and discussions with management and Ernst & Young LLP, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended 2014 for filing with the SEC.

Members of the Audit Committee

Robert L. Van Nostrand, Chair

Richard Lerner, M.D.

Rory B. Riggs

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations regarding the filing of required reports, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers and greater-than-ten-percent beneficial owners with respect to fiscal 2014 were met, except that one report, covering two transactions, was filed late by Allen A. Fienberg, Ph.D. and one report, covering one transaction, was filed late by Moshe Alafi.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In addition to the director and executive officer compensation arrangements discussed above in “Executive Officer and Director Compensation,” since January 1, 2014, we have engaged in the following transactions in which the amount involved exceeded the lesser of $120,000 and in which any director, executive officer or holder of more than 5% of our voting securities, whom we refer to as our principal stockholders, or affiliates or immediate family members of our directors, executive officers and principal stockholders, had or will have a material interest. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.

Some of our directors are affiliated with our principal stockholders as indicated in the table below:

Director	Affiliation with Principal Stockholder
Christopher Alafi, Ph.D.	Dr. Alafi is a General Partner of Alafi Capital Company, LLC.

Joel S. Marcus	Mr. Marcus is co-founder, Chairman of the board of directors, Chief Executive Officer, President and a director of Alexandria Real Estate Equities, Inc., which is the managing member of Alexandria Equities, LLC, which was, until the consummation of our public offering in February 2014, one of our principal stockholders.

Participation in Our Public Offerings

New Ventures I, LLC, of which Mr. Riggs, one of our directors, is Managing Member, purchased 28,571 shares of common stock in our public offering which closed on February 5, 2014 at the public offering price of $17.50 per share. In addition, we believe entities affiliated with Fidelity Investments also purchased an aggregate of 1,550,000 shares of common stock in the offering at the public offering price.

Christopher Alafi, Ph.D., one of our directors, purchased 625,000 shares of common stock in our public offering which closed on March 11, 2015 at the public offering price of $24.00 per share. In addition, we believe that The Sosland Family Trust B Partnership purchased 250,000 shares of common stock in the offering at the public offering price and that entities affiliated with Fidelity Investments also purchased an aggregate of 652,700 shares of common stock in the offering at the public offering price.

Agreements with Stockholders

Registration Rights Agreement

At the closing of the Private Placement, ITI entered into a registration rights agreement with the investors in the Private Placement and also the existing stockholders of ITI who agreed to become parties to certain provisions of the agreement or who choose to become parties in the future, which covers substantially all of our outstanding shares of common stock as of the closing of the Merger. We assumed the registration rights agreement in connection with the Merger. Pursuant to the registration rights agreement and subject to the rules and regulations of the SEC, we agreed to file a shelf registration statement covering the resale of the shares of our common stock held by the investors in the Private Placement and the shares of our common stock held by the former stockholders of ITI who are parties to the agreement. We were required to file the shelf registration statement within 45 days of the date of the registration rights agreement (October 13, 2013), which we filed on September 18, 2013 and which was initially declared effective on December 18, 2013. We subsequently filed a post-effective amendment to the shelf registration on Form S-3 on May 14, 2014, which was declared effective on May 16, 2014.

We will be liable to each investor in the Private Placement (but not to the former stockholders of ITI who are parties to the agreement) for liquidated damages, on a 30-day basis, equal to 1.0% of the aggregate purchase price paid by the investor for the registrable shares of our common stock then held by the investor, subject to an overall cap of 5%, (i) if we suspend (subject to limited blackout periods described below) or terminate the registration statement prior to the earlier of December 18, 2016 and the date on which all of the registrable shares cease to be registrable shares, or (ii) in the event one or more suspensions of the effectiveness of the registration statement exceeds 60 days in the aggregate during any 12-month period. We will be permitted to suspend the registration statement one or more times during any 12-month period provided such suspensions do not exceed 30 consecutive days or 60 days in the aggregate in any 12-month period. Any suspension associated with our filing of an annual, periodic or current report, as required by the Exchange Act, will be permitted and will not be counted against the 60 day limitation. Expenses with respect to the filing and effectiveness of such registration statement (but not selling expenses, or underwriter or agent compensation) will be paid by us, including expenses of one counsel for the selling stockholders.

Lock-up Provisions in Registration Rights Agreement

One of the provisions of the registration rights agreement that was applicable to the former stockholders of ITI who are parties to the agreement (other than the investors in the Private Placement) is a lock-up provision pursuant to which these stockholders agreed, subject to specified exceptions, not to sell, transfer, dispose of, contract to sell, sell any option or contract to purchase, or otherwise transfer or dispose of, directly or indirectly, without the written consent of Leerink Partners LLC, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock prior to April 30, 2014. These lock-up provisions did not apply to, among other things, shares of common stock acquired in connection with any follow-on securities offerings by us or in open market transactions, or upon the exercise of stock options granted pursuant to our equity incentive plans, so long as the shares acquired upon exercise remain subject to the lock-up provisions in the agreement, or certain gifts and other transfers for estate-planning purposes or by stockholders who are entities to their limited partners, members or stockholders, as specified in the agreement. In the event that a former stockholder of ITI was also an investor in the Private Placement, then these lock-up provisions in the agreement only applied with respect to the shares held by such stockholder that were not purchased in the Private Placement. These lock-up provisions expired on April 30, 2014 pursuant to their terms.

Lock-up Agreements

We and each of our directors and executive officers and certain stockholders agreed in connection with our public offering of shares of common stock which closed on February 5, 2014, that, without the prior written consent of Leerink Partners LLC and Cowen and Company, LLC, on behalf of the underwriters, we and our directors and executive officers and certain stockholders would not, subject to limited exceptions, directly or indirectly sell or dispose of any shares of our common stock or any securities convertible into or exchangeable or exercisable for shares of our common stock prior to April 30, 2014. The lock-up agreement also contained certain exceptions for, among other things, certain transfers as gifts; transfers by stockholders who are entities to their limited or general partners, members, stockholders or affiliates, as specified in the agreement; transfers to immediate family members or other transfers for estate-planning purposes; dispositions of shares acquired in open market transactions after the completion of the public offering; dispositions of shares acquired in the Private Placement; and the establishment of trading plans pursuant to Rule 10b5-1 under the Exchange Act. These lock-up agreements expired on April 30, 2014 pursuant to their terms.

We and each of our directors and executive officers and certain stockholders, who collectively beneficially own 7,882,788 shares of our common stock, agreed in connection with our public offering of shares of common stock which closed on March 11, 2015, that, without the prior written consent of Leerink Partners LLC and Cowen and Company, LLC, on behalf of the underwriters, we and our directors and executive officers and certain stockholders would not, subject to limited exceptions, directly or indirectly sell or dispose of any shares of our common stock or any securities convertible into or exchangeable or exercisable for shares of our common stock prior to June 3, 2015. The lock-up agreement also contains certain exceptions for, among other things, certain transfers as gifts; transfers by stockholders who are entities to their limited or general partners, members, stockholders or affiliates, as specified in the agreement; transfers to immediate family members or other transfers for estate-planning purposes; dispositions of shares acquired in open market transactions after the completion of the public offering; and the establishment of trading plans pursuant to Rule 10b5-1 under the Exchange Act. These lock-up agreements will expire on June 3, 2015 pursuant to their terms.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and certain of our officers. The indemnification agreements, our restated certificate of incorporation and our restated bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Lease Agreement

On March 31, 2014, we entered into a long-term lease, as amended in March of 2015, with ARE-East River Science Park LLC for approximately 16,753 square feet of useable laboratory and office space located at 430 East 29th Street, New York, New York 10016, which we have occupied as our headquarters since February 2015. The cost for rent and maintenance of common areas is initially approximately $1.3 million per year, with base rent subject to annual increases of 3%. The term of the lease expires on January 31, 2026. Joel S. Marcus, one of our directors, is co-founder, Chairman of the board of directors, Chief Executive Officer, President and a director of Alexandria Real Estate Equities, Inc., which is the parent company to the landlord under the lease.

Policy for Approval of Related Person Transactions

Pursuant to the written charter of our audit committee, the audit committee is responsible for reviewing and approving, prior to our entry into any such transaction, all transactions in which we are a participant and in which any parties related to us, including our executive officers, our directors, beneficial owners of more than 5% of our securities, immediate family members of the foregoing persons and any other persons whom our board of directors determines may be considered related parties under Item 404 of Regulation S-K, has or will have a direct or indirect material interest.

In reviewing and approving such transactions, the audit committee will obtain, or will direct our management to obtain on its behalf, all information that the committee believes to be relevant and important to a review of the transaction prior to its approval. Following receipt of the necessary information, a discussion will be held of the relevant factors if deemed to be necessary by the committee prior to approval. If a discussion is not deemed to be necessary, approval may be given by written consent of the committee. This approval authority may also be delegated to the chair of the audit committee in some circumstances. No related party transaction will be entered into prior to the completion of these procedures.

The audit committee or its chair, as the case may be, will approve only those related party transactions that are determined to be in, or not inconsistent with, the best interests of us and our stockholders, taking into account all available facts and circumstances as the committee or the chair determines in good faith to be necessary in accordance with principles of Delaware law generally applicable to directors of a Delaware corporation. These facts and circumstances will typically include, but not be limited to, the benefits of the transaction to us; the impact on a director’s independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms of comparable transactions that would be available to unrelated third parties or to employees generally. No member of the audit committee will participate in any review, consideration or approval of any related party transaction with respect to which the member or any of his or her immediate family members has an interest.

PROPOSAL 1

Election of Two Class 2 Directors to Hold Office until the 2018 Annual Meeting

On March 9, 2015, our board of directors nominated Christopher Alafi, Ph.D. and Joel S. Marcus for election at the annual meeting. The board of directors currently consists of six members, classified into three classes as follows: (1) Christopher Alafi, Ph.D. and Joel S. Marcus constitute a class with a term ending at the 2015 annual meeting; (2) Sharon Mates, Ph.D., Rory B. Riggs and Robert L. Van Nostrand constitute a class with a term ending at the 2016 annual meeting; and (3) Richard Lerner, M.D. constitutes a class with a term ending at the 2017 annual meeting. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

The board of directors has voted to nominate Christopher Alafi, Ph.D. and Joel S. Marcus for election at the annual meeting for a term of three years to serve until the 2018 annual meeting of stockholders, and until their respective successors are elected and qualified. The Class 3 directors (Sharon Mates, Ph.D., Rory B. Riggs and Robert L. Van Nostrand) and Class 1 director (Richard Lerner, M.D.) will serve until the annual meetings of stockholders to be held in 2016 and 2017, respectively, and until their respective successors have been elected and qualified.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of Christopher Alafi, Ph.D. and Joel S. Marcus. In the event that either nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the board of directors may recommend in that nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of the shares voted “For” each nominee at the annual meeting is required to elect each nominee as a director.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF CHRISTOPHER ALAFI, PH.D. AND JOEL S. MARCUS AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL 2

TO APPROVE AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE COMPANY’S 2013 EQUITY INCENTIVE PLAN AND TO INCREASE THE NUMBER OF STOCK-BASED AWARDS ISSUABLE TO A PARTICIPANT IN ANY FISCAL YEAR UNDER THE COMPANY’s 2013 EQUITY INCENTIVE PLAN

General

On April 23, 2015, our board of directors approved amendments to our 2013 Equity Incentive Plan (the “2013 Plan”), effective upon approval by our stockholders at the annual meeting. We are asking our stockholders to approve amendments to the 2013 Plan to increase the number of shares of our common stock reserved for issuance under the 2013 Plan by 3,100,000 shares and to increase by 100,000 shares the maximum number of shares available for issuance of options, stock appreciation rights and other similar awards to any one participant in any calendar year for purposes of meeting the requirements for qualified performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The 2013 Plan will continue to allow additional shares to be issued under the 2013 Plan from the expiration of options outstanding under our 2003 Equity Incentive Plan (the “2003 Plan”) up to a maximum of 1,103,576 shares. Our 2013 Plan was approved by our board of directors and stockholders in 2013 and became effective on November 7, 2013. As of April 15, 2015, 26,336 unrestricted shares of common stock have been granted under the 2013 Plan, options to purchase 1,756,973 shares of common stock are outstanding under the 2013 Plan, 13,500 shares have been issued upon the exercise of options granted under the 2013 Plan and 661,581 shares remain available for issuance of awards. The outstanding options under the 2003 Plan and the 2013 Plan have a consolidated weighted average exercise price of $11.34 and a consolidated weighted average remaining term of 7.8 years. As of April 15, 2015 no restricted share awards have been made under the 2013 plan. By its terms, the 2013 Plan may be amended by our board of directors, subject to the limitations of applicable law, which includes any amendment that materially increases the number of shares of common stock available for issuance under the 2013 Plan.

This amendment is being submitted to you for approval at the annual meeting as required by the listing rules of The NASDAQ Stock Market and in order to ensure (i) favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Code, and (ii) continued eligibility to receive a federal income tax deduction for certain compensation paid under our 2013 Plan by meeting certain requirements for qualified performance-based compensation under Section 162(m) of the Code.

On April 23, 2015, our board of directors voted to approve, conditioned upon the approval by our stockholders of the amendment of our 2013 Plan, the following changes:

•	Deletion of the Evergreen Share Increase—eliminate the “evergreen” feature pursuant to which the number of shares reserved for issuance under the 2013 Plan is automatically replenished;

•	No Liberal Share Recycling—provide that shares that are withheld to satisfy any tax withholding obligation related to any stock award or for payment of the exercise price or purchase price of any stock award under the 2013 Plan will not again become available for issuance under the 2013 Plan;

•	Eliminate Repricing without Stockholder Approval—provide that our board of directors may not, without stockholder approval, reduce the exercise price of a stock option or stock appreciation right, cancel any outstanding stock option or stock appreciation right in exchange for a replacement stock option or stock appreciation right having a lower exercise or strike price or for any other stock award or for cash, or otherwise “reprice” a stock option or stock appreciation right as defined in the stockholder approval rules of The NASDAQ Stock Market or under generally accepted accounting principles; and

•	Provide for a Minimum Vesting Period—provide that all awards issued under the 2013 Plan after the date the stockholders approve this proposal, contain a vesting period of at least one year, except in the event of death or disability of a participant or pursuant to a change in control, liquidation, dissolution or corporate transaction of the Company.

Our 2013 Plan provides that a maximum of 200,000 shares of our common stock issued as options, stock appreciation rights or other stock awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value on the date the stock award is granted may be granted to any single participant during any one calendar year. If this proposal is approved, this maximum number of shares will be increased to 300,000 shares. We are asking our stockholders to approve this increase in order to allow us to continue to meet certain requirements for qualified performance-based compensation under Section 162(m) of the Code. Compensation paid by a publicly-traded corporation to its chief executive officer and other NEOs (other than the chief financial officer) is not tax deductible to the extent the officer’s compensation exceeds $1 million per year. This limitation is subject to certain exemptions, including an exemption that applies to stock options, stock appreciation rights and similar awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value on the date of the award if the plan provides for a cap on the amount of these types of awards that may be granted to any participant in a single year. The 2013 Plan is currently structured to comply with this exemption and limits the awards to 200,000 shares per year. We believe that it is in the best interests of us and our stockholders to increase the cap to allow us to attract and retain executives and so that we are in a position to continue to maximize corporate deductibility of executive compensation from the issuance of stock options and similar awards. Our board of directors, compensation committee and management all believe that the effective use of stock-based long-term incentive compensation is vital to our ability to achieve strong performance in the future. The 2013 Plan will maintain and enhance the key policies and practices adopted by our compensation committee and board of directors to align employee and stockholder interests. In addition, our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. We believe that the increase in the number of shares available for issuance under our 2013 Plan and the increase in the maximum number of shares available for issuance of options, stock appreciation rights and other similar awards to any one participant in any calendar year for purposes of meeting the requirements for qualified performance-based compensation under Section 162(m) of the Code, and the other changes to plan features adopted by the board of directors to align with current best practices is essential to permit us to continue to provide long-term, equity-based incentives to present and future key employees, consultants and directors. Accordingly, our board of directors believes approval of the increase in the number of shares reserved under the 2013 Plan and the increase in the maximum number of shares available for issuance of options, stock appreciation rights and other similar awards to any one participant in any calendar year for purposes of meeting the requirements for qualified performance-based compensation under Section 162(m) of the Code is in our best interests and those of our stockholders and recommends a vote “FOR” the increase in the number of shares available for issuance under the 2013 Plan and the increase in the maximum number of shares available for issuance of options, stock appreciation rights and other similar awards to any one participant in any calendar year for purposes of meeting the requirements for qualified performance-based compensation under Section 162(m) of the Code.

The following is a brief summary of the 2013 Plan. This summary is qualified in its entirety by reference to the text of the 2013 Plan, with the amendments approved by our board of directors as discussed above, a copy of which is attached as Appendix A to this proxy statement.

Material Features of our 2013 Plan

Eligibility. The 2013 Plan allows us, under the direction of our board of directors or compensation committee, to make grants of stock options, restricted and unrestricted stock awards and other stock-based awards to employees, consultants and directors who, in the opinion of the board of directors or compensation committee, are in a position to make a significant contribution to our long-term success. The purpose of these awards is to help secure and retain the services of eligible award recipients, provide incentives for these persons to exert maximum efforts for the success of the Company and provide a means by which eligible recipients may benefit from increases in the value of our common stock. The 2013 Plan provides an essential component of the total compensation package, reflecting the importance that we place on aligning the interests of key individuals with those of our stockholders. All employees, directors and consultants of the Company and its affiliates are eligible to participate in the 2013 Plan. As of April 15, 2015, there were twenty-seven employees, five non-employee directors and two consultants eligible to participate.

Shares Available for Issuance. As discussed above if this proposal is approved by our stockholder the 2013 Plan will provide for the issuance of up to 5,544,890 shares of our common stock plus a number of additional shares to be issued if awards outstanding under our 2003 Stock Plan are cancelled or expire. Generally shares of common stock reserved for awards under the 2013 Plan that lapse or are canceled will be added back to the share reserve available for future awards. However, if this proposal is approved by our stockholders, shares of common stock tendered in payment for an award or shares of common stock withheld for taxes will not be available again for grant.

Stock Options and Stock Appreciation Rights. Stock options granted under the 2013 Plan may either be incentive stock options, which are intended to satisfy the requirements of Section 422 of the Code, or non-statutory stock options, which are not intended to meet those requirements. Incentive stock options may be granted to employees of the Company and its affiliates. Non-statutory options and stock appreciation rights may be granted to employees, directors and consultants of the Company and its affiliates. The exercise price of a stock option or a stock appreciation right may not be less than 100% of the fair market value of our common stock on the date of grant, unless the option is granted pursuant to an assumption of or substitution for another option in connection with a corporate transaction and in a manner consistent with Section 409A of the Code and if applicable, Section 424(a) of the Code. The term of a stock option or a stock appreciation right may not be greater than ten years from the date of grant. However, if an incentive stock option is granted to an individual who owns more than 10% of the combined voting power of all classes of capital stock of the Company or an affiliate, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant and the term of the option may not be longer than five years.

Award agreements for stock options and stock appreciation rights will include rules for exercise of the stock options and stock appreciation rights after termination of service. Stock options and stock appreciation rights may not be exercised unless they are vested, and no stock option or stock appreciation right may be exercised after the end of the term set forth in the award agreement. Generally, stock options and stock appreciation rights will be exercisable for three months after termination of service for any reason other than for cause, death or total and permanent disability; for 12 months after termination of service on account of total and permanent disability; and for 18 months after termination of service on account of death.

Restricted Stock. Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer (unless otherwise provided in the applicable restricted stock agreement) and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited.

During the restricted period, the holder of restricted stock has the rights and privileges of a regular stockholder, except that the restrictions set forth in the applicable award agreement apply. For example, the holder of restricted stock may vote and receive dividends on the restricted shares; but he or she may not sell the shares until the restrictions are lifted and the applicable restricted stock agreement may provide that any dividends on the restricted shares may be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the restricted stock award.

Other Stock Awards. The 2013 Plan also authorizes the grant of other types of stock-based compensation including, but not limited to restricted stock units.

Plan Administration. In accordance with the terms of the 2013 Plan, the board of directors and the compensation committee have authority to administer the 2013 Plan. The board may delegate part of its authority and powers under the 2013 Plan to one or more officers, but only the board or the compensation committee can make awards to participants who are directors or executive officers of the Company. In accordance with the provisions of the 2013 Plan, the board or our compensation committee will determine the terms of awards, including:

•	which employees, directors and consultants will be granted awards;

•	the number of shares subject to each award;

•	the vesting provisions of each award;

•	the termination or cancellation provisions applicable to awards; and

•	all other terms and conditions upon which each award may be granted in accordance with the 2013 Plan.

In addition, the board or our compensation committee may, in its discretion, amend any term or condition of an outstanding award provided (i) such term or condition as amended is permitted by our 2013 Plan, and (ii) any such amendment shall be made only with the consent of the participant to whom such award was made, if the participant’s rights will be materially impaired by such amendment and provided, further, that, if this proposal is approved by our stockholders, without the prior approval of our stockholders, options and stock appreciation rights will not be repriced, replaced or regranted through cancellation or by lowering the exercise price of a previously granted award and will not be exchanged for cash.

Stock Dividends and Stock Splits. If our common stock shall be subdivided or combined into a greater or smaller number of shares or if we issue any shares of common stock as a stock dividend, the number of shares of our common stock deliverable upon exercise of an option issued or upon issuance of an award shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

Corporate Transactions. If we are acquired, the board or compensation committee will (i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the award or to substitute a similar award for the award; (ii) cancel or arrange for the cancellation of the award, to the extent not vested or not exercised prior to the effective time of the transaction, in exchange for such cash consideration, if any, as the board in its sole discretion, may consider appropriate; and (iii) make a payment, in such form as may be determined by the board equal to the excess, if any, of (A) the value of the property the holder would have received upon the exercise of the award immediately prior to the effective time of the transaction, over (B) any exercise price payable by such holder in connection with such exercise. In addition in connection with such transaction, the board may accelerate the vesting, in whole or in part, of the award (and, if applicable, the time at which the award may be exercised) to a date prior to the effective time of such transaction and may arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to an award.

Amendment and Termination. The board may amend or discontinue the 2013 Plan at any time and may amend any outstanding award. No such amendment may materially impair the rights under any outstanding award without the holder’s consent. Stockholder approval will be required for any amendment to the 2013 Plan to the extent such approval is required by law, including the Code or applicable stock exchange requirements. Unless sooner terminated by the board or our stockholders, the 2013 Plan will expire 10 years from its date of effectiveness.

Federal Income Tax Considerations

The material federal income tax consequences of the issuance and exercise of stock options and other awards under the 2013 Plan, based on the current provisions of the Code and regulations, are as follows. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the 2013 Plan are exempt from or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation.

Incentive Stock Options:	Incentive stock options are intended to qualify for treatment under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to us at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to the optionee (referred to as the “ISO holding period”). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in “alternative minimum taxable income” of the optionee. Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and we will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee’s adjusted basis in the shares.

Non-Statutory Options:

Options otherwise qualifying as incentive stock options, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-statutory options will be treated as options that are not incentive stock options.

A non-statutory option ordinarily will not result in income to the optionee or deduction to us at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-statutory option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to us in an amount equal to the optionee’s compensation income.

An optionee’s initial basis in shares so acquired will be the amount paid on exercise of the non-statutory option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

Stock Appreciation Rights	Stock appreciation rights will have similar tax consequences to non-statutory stock options.

Stock Grants:	With respect to stock grants under the 2013 Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

Restricted Stock Units:	The grantee recognizes no income until the issuance of the shares. At that time, the grantee must generally recognize ordinary income equal to the fair market value of the shares received. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

Plan Benefits

All awards to employees, directors and consultants under the 2013 Plan are made at the discretion of our board of directors or compensation committee. Therefore, except as set forth in the table below for grants already made under the 2013 Plan, the future benefits and amounts that will be received or allocated under the 2013 Plan are not determinable at this time. The following table sets forth the number of shares of common stock underlying outstanding stock options under the 2013 Plan for each person or group named in the table as of April 15, 2015:

Name and Position	Number of Shares of Common Stock Underlying Outstanding Options
Sharon Mates, Ph.D., Chairman, President and Chief Executive Officer	765,880
Kimberly E. Vanover, Ph.D., Vice President, Clinical Development	221,870
Juan F. Sanchez, M.D., Vice President, Corporate Communications and Investor Relations	120,050
Michael Halstead Senior Vice President, General Counsel and Secretary	188,146
Lawrence J. Hineline Vice President of Finance, Chief Financial Officer, Treasurer and Assistant Secretary	209,620
Christopher Alafi, Ph.D., Nominee for Class 2 Director	49,375
Joel S. Marcus, Nominee for Class 2 Director	115,000
All current executive officers as a group	1,895,152
All current directors who are not executive officers as a group	382,875
All employees who are not executive officers as a group	310,201

On April 15, 2015, the closing market price per share of our common stock was $24.45, as reported by the The NASDAQ Stock Market.

For these reasons, the board of directors has recommended approving the increase in the number of shares reserved under the 2013 Plan and the increase in the number of stock-based awards issuable to a participant in any fiscal year under the 2013 Plan. The affirmative vote of a majority of the shares cast affirmatively or negatively at the annual meeting is required for the approval of the increase in the number of shares reserved under the 2013 Plan.

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES RESERVED UNDER THE 2013 EQUITY INCENTIVE PLAN AND THE INCREASE IN THE MAXIMUM NUMBER OF SHARES AVAILABLE FOR ISSUANCE OF OPTIONS, STOCK APPRECIATION RIGHTS AND OTHER SIMILAR AWARDS TO ANY ONE PARTICIPANT IN ANY CALENDAR YEAR FOR PURPOSES OF MEETING THE REQUIREMENTS FOR QUALIFIED PERFORMANCE-BASED COMPENSATION UNDER SECTION 162(M) OF THE CODE. PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THIS PROPOSAL UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed Ernst & Young LLP, as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2015. The board of directors proposes that the stockholders ratify this appointment. Ernst & Young LLP audited our financial statements for the fiscal year ended December 31, 2014. We expect that representatives of Ernst & Young LLP will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

In deciding to appoint Ernst & Young LLP, the audit committee reviewed auditor independence issues and existing commercial relationships with Ernst & Young LLP and concluded that Ernst & Young LLP has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2015.

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the years ended December 31, 2014 and 2013, and fees billed for other services rendered by Ernst & Young LLP during that period.

	2014	2013
Audit Fees(1)	$445,848	$483,000
Audit-Related Fees(2)	—	190,000
Tax Fees(3)	83,902	30,250
All Other Fees(4)	307,000	—
Total	$836,750	$703,250

(1)	Audit fees consisted of audit work performed in the preparation of financial statements and services in connection with our periodic and current SEC filings and registration statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits.
(2)	Audit-related fees consist of fees related to the filing of our Current Report on Form 8-K on September 5, 2013 and amendments thereto on October 15, 2013 and October 31, 2013 in connection with the Merger.
(3)	Tax fees consist principally of assistance with matters related to federal, state, local and foreign tax consulting, compliance and reporting as well as tax compliance and reporting.
(4)	Other fees represent fees related to our public offering of common stock completed in February 2014 and work related to our Form S-3 shelf registration filed on August 29, 2014.

Prior to our application for listing on the NASDAQ Global Select Market in January 2014, we did not have a separate audit committee, and our full board of directors served in that function.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Public Accountant

Consistent with SEC policies regarding auditor independence, the audit committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the audit committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.

Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the audit committee for approval.

1. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2. Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4. Other Fees are those associated with services not captured in the other categories. We generally do not request such services from our independent registered public accounting firm.

Prior to engagement, the audit committee pre-approves these services by category of service. The fees are budgeted and the audit committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the audit committee requires specific pre-approval before engaging our independent registered public accounting firm.

The audit committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.

In the event the stockholders do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, the audit committee will reconsider its appointment.

The affirmative vote of a majority of the shares cast affirmatively or negatively at the annual meeting is required to ratify the appointment of the independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the code of conduct and ethics is posted on our website at http://ir.intracellulartherapies.com/corporate-governance.cfm. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of The NASDAQ Stock Market.

OTHER MATTERS

The board of directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2016 annual meeting of stockholders, we must receive stockholder proposals (other than for director nominations) no later than January 2, 2016. To be considered for presentation at the 2016 annual meeting, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than February 17, 2016 and no later than March 18, 2016. Proposals that are not received in a timely manner will not be voted on at the 2016 annual meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Corporate Secretary, Intra-Cellular Therapies, Inc., 430 East 29th Street, New York, New York 10016.

New York, New York

April 28, 2015

Appendix A

INTRA-CELLULAR THERAPIES, INC.

AMENDED AND RESTATED 2013 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: AUGUST 23, 2013

AMENDED BY THE BOARD OF DIRECTORS: APRIL 23, 2015

APPROVED BY THE STOCKHOLDERS: AUGUST 23, 2013

AMENDED BY THE STOCKHOLDERS:                     , 2015

EFFECTIVE DATE: NOVEMBER 7, 2013

1.	GENERAL.

(a) Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Stock Awards.

(b) Available Awards. The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, and (vi) Other Stock Awards.

(c) Purpose. The Plan, through the granting of Stock Awards, is intended to help the Company secure and retain the services of eligible award recipients, provides incentives for these persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2.	ADMINISTRATION.

(a) Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express terms of the Plan:

(i) To determine (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the terms of each Award, which need not be identical, including when the Participant will be permitted to exercise or otherwise receive Common Stock under the Award; (E) the number of shares of Common Stock subject to, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it determines necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Stock Awards granted under it.

(iv) To accelerate, in whole or in part, the time at which a Stock Award may be exercised or vest, or at which shares of Common Stock may be issued.

(v) To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under his or her then-outstanding Award without the Participant’s written consent except as provided in Section 2(b)(viii).

(vi) To amend the Plan in any respect the Board determines necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and nonqualified deferred compensation under Section 409A of the Code, and/or to make the Plan or Awards granted under the Plan exempt from or compliant with the requirements for Incentive Stock Options or nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. However, if required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially extends the term of the Plan, or (E) materially expands the types of Awards available for issuance under the Plan. Except as provided in Section 9(a) relating to Capitalization Adjustments, the Board may not without stockholder approval reduce the exercise price of an Option or Stock Appreciation Right or cancel any outstanding Option or Stock Appreciation Right in exchange for a replacement option or stock appreciation right having a lower exercise or strike price, or any other Stock Award or for cash. In addition, the Board shall not take any other action that is considered a direct or indirect “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Stock is listed, including any action that is treated as a repricing under generally accepted accounting principles. Except as provided in the Plan (including Section 2(b)(viii)) or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award without the Participant’s written consent.

(vii) To submit any amendment to the Plan for stockholder approval, including, without limitation, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding Incentive Stock Options or (C) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, without limitation, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the affected Participant’s consent, and (B) the Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights; and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Stock Awards without the affected Participant’s consent: (A) to maintain the qualified status of the Stock Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if the change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.

(ix) Generally, to exercise the powers and to perform the acts the Board determines necessary or expedient to promote the best interests of the Company and that are not in conflict with the terms of the Plan or Awards.

(x) To adopt any procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States; provided, however, that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction.

(c) Delegation to a Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable. Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the terms of the Plan, that the Board or the Committee adopts from time to time. The Committee may, at any time, abolish the subcommittee and revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Section 162(m) and Rule 16b-3 Compliance. The Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(d) Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Awards) and, to the extent permitted by applicable law, the terms of such Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(v)(iii).

(e) Effect of the Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.	SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards will not exceed (i) 5,544,890 shares plus (ii) such additional shares, if any, in an amount not to exceed 1,090,076 shares (the “Returning Shares”) which may be issued hereunder solely upon the expiration of unexercised stock options assumed by the Corporation on or prior to the Effective Date (such aggregate number of shares described in (i) and (ii) above, the “Share Reserve”).

(b) Reversion of Shares to the Share Reserve. If a Stock Award or any portion of a Stock Award expires or otherwise terminates without all of the shares covered by the Stock Award having been issued, the expiration, termination or settlement will not reduce or otherwise offset the number of shares of Common Stock that are available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest the shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will not again become available for issuance under the Plan. Upon exercise of SARs, the gross number of shares exercised shall be deducted from the total number of shares remaining available for issuance under the Plan.

(c) Section 162(m) Limitations. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, a maximum of 300,000 shares of Common Stock subject to Options,

SARs and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the Fair Market Value on the date the Stock Award is granted may be granted to any one Participant during any one calendar year. Notwithstanding the foregoing, if any additional Options, SARs or Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Award are granted to any Participant during any calendar year, compensation attributable to the exercise of such additional Stock Awards will not satisfy the requirements to be considered “qualified performance-based compensation” under Section 162(m) of the Code unless such additional Stock Award is approved by the Company’s stockholders.

(d) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.	ELIGIBILITY.

(a) Eligibility for Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” of the Company (as these terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as this term is defined in Rule 405 of the Securities Act, unless (i) the stock underlying the Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted in connection with a corporate transaction such as a spin off transaction), or (ii) the Company, in consultation with its legal counsel, has determined that the Stock Awards are otherwise exempt from or alternatively comply with the distribution requirements of Section 409A of the Code.

(b) Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of the Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

5.	OPTIONS AND STOCK APPRECIATION RIGHTS.

The Board will determine the form and the terms and conditions of each Option or SAR. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased upon the exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option, or portion of the Option, will be a Nonstatutory Stock Option. The terms of separate Options or SARs need not be identical; provided, however, that each Stock Award Agreement will conform to (through incorporation of provisions of the Plan by reference in the applicable Stock Award Agreement or otherwise) the substance of each of the following terms:

(a) Term. Subject to Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of its grant or a shorter period specified in the Stock Award Agreement.

(b) Exercise Price. Subject to 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to such Award if the Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right in connection with a Corporate

Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c) Exercise Price for Options. The exercise price of Common Stock acquired upon the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the following methods of payment. The Board will have the authority to grant Options that permit any one or more of the following methods of payment (or to restrict the ability to use any particular method or methods) and to grant Options that require the Company’s consent to use a particular method of payment. The permitted methods of payment are:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the Common Stock, results in the Company’s receipt of cash or check or the receipt of irrevocable instructions to pay the aggregate purchase price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by a reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable after a “net exercise” to the extent that (A) shares issuable upon the exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of the exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that the Board determines acceptable and specifies in the applicable Stock Award Agreement.

(d) Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the terms of the Stock Appreciation Right Agreement evidencing the SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under the SAR, and with respect to which the Participant is exercising the SAR on the applicable exercise date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, or in any other form of consideration, as the Board determines and describes in the applicable Award Agreement evidencing such SAR.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose limitations on the transferability of Options and SARs as the Board determines. In the absence of a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i) Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (and pursuant to Sections 5(e)(ii) and 5(e)(iii)), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit a transfer of the Option or SAR in a manner that is permissible under applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, the Option may be deemed to be a Nonstatutory Stock Option as a result of a transfer.

(iii) Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or its designated broker), designate a third party who, on the Participant’s death, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from the exercise. In the absence of a designation, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from the exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that a designation would be inconsistent with applicable law.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Board will determine whether the Option or SAR is subject to other terms and conditions on the time or times when the Award may or may not be exercised, which may be based on the satisfaction of performance goals or other criteria; provided however, except in the case of an Option in lieu of cash otherwise due and payable, death or Disability, a Dissolution or Liquidation or Corporate Transaction in accordance with Section 9 or any other change in control, or in accordance with Section 2(b)(iv), after the Amendment Date no Option or SAR may vest less than one (1) year from the date of grant, provided that time-based vesting may accrue incrementally over such one-year period. The vesting terms of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any term in an Option or SAR specifying the minimum number of shares of Common Stock as to which the Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement, which period will not be less than 30 days if necessary to comply with applicable law unless the Participant’s termination is for Cause); and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the designated time frame, the Option or SAR will terminate.

(h) Extension of Termination Date. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company or an Affiliate, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (which need not be consecutive) equal to the applicable post termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of months (which need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Stock Award Agreement.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise the Option or SAR as of the date of termination of Continuous Service), but only within the period of time ending on the earlier of (i) the date 12 months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Award Agreement, which period will not be less than six months if necessary to comply with applicable law), and (ii) the expiration of the term of the Option or SAR as set forth in the Stock Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period, if any, specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise the Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance, or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (A) the date 18 months following the date of the Participant’s death (or such longer or shorter period specified in the Award Agreement, which period will not be less than six months if necessary to comply with applicable laws), and (B) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR will terminate.

(k) Termination for Cause. Except as otherwise provided in the applicable Award Agreement or other agreement or other individual written agreement between the Participant and the Company or any Affiliate, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon the Participant’s notification of a termination of Continuous Service for Cause and the Participant will be prohibited from exercising the Option or SAR from and after the time of the Participant’s notification of a termination of Continuous Service for Cause.

(l) Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six months following the date of grant (although the Award may vest prior to that date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if a non-exempt Employee dies or suffers a Disability; (ii) upon a Corporate Transaction in which the Option or SAR is not assumed, continued, or substituted; or (iii) upon the Participant’s retirement (as that term may be defined in the applicable Award Agreement in another agreement between the Participant and the Company or an Affiliate, or, if no definition exists, in accordance with the Company’s then-current employment policies and guidelines), the vested portion of any Option and SAR held by the Employee may be exercised earlier than six months following the date of grant. This Section 5(l) is intended to operate so that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under an Option or SAR will be exempt from the employee’s regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act, to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, this Section 5(l) will apply to all Stock Awards and is incorporated by reference into the applicable Stock Award Agreements.

6.	STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a) Restricted Stock Awards. The Board will determine the form and terms and conditions of each Restricted Stock Agreement. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate will be held in the form and manner the Board determines. The terms and conditions of Restricted Stock Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Agreements need not be identical. Each Restricted Stock Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following terms:

(i) Consideration. A Restricted Stock Award may be granted in consideration for (A) cash, check, bank draft or money order payable to the Company; (B) past services to the Company or an Affiliate; or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Shares of Common Stock granted under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule determined by the Board; provided however, except in the case of death or Disability, a Dissolution or Liquidation or Corporate Transaction in accordance with Section 9 or any other change in control, or in accordance with Section 2(b)(iv), after the Amendment Date no shares of Restricted Stock may vest less than one (1) year from the date of grant, provided that time-based vesting may accrue incrementally over such one-year period.

(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive, through a forfeiture condition or a repurchase right, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Shares of Common Stock granted to a Participant under a Restricted Stock Award Agreement will be transferable by the Participant only upon the terms and conditions as the Board will determine, in its sole discretion, and describes in the Restricted Stock Award Agreement, so long as the shares of Common Stock granted under the Restricted Stock Award Agreement remain subject to the terms of the Restricted Stock Award Agreement.

(v) Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on shares of Common Stock granted under a Restricted Stock Award will be subject to the same vesting and forfeiture restrictions as apply to the shares of Common Stock subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the

Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate; provided however, except in the case of death or Disability, a Dissolution or Liquidation or Corporate Transaction in accordance with Section 9 or any other change in control, or in accordance with Section 2(b)(iv), after the Amendment Date no grant of a Restricted Stock Unit Award may vest less than one (1) year from the date of grant, provided that time-based vesting may accrue incrementally over such one-year period.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, the Common Stock, including the appreciation in value of the Common Stock (e.g., options or stock appreciation rights with an exercise or strike price less than 100% of the Fair Market Value at the time of grant) may be granted either alone or in addition to other Stock Awards granted under Section 5 and this Section 6. Subject to the terms of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which Other Stock Awards will be granted, the number of shares of Common Stock to be granted pursuant to Other Stock Awards, and all other terms and conditions of Other Stock Awards; provided however, except in the case of stock in lieu of cash otherwise due and payable, death or Disability, a Dissolution or Liquidation or Corporate Transaction in accordance with Section 9 or any other change in control, or in accordance with Section 2(b)(iv), after the Amendment Date no Stock Award may vest less than one (1) year from the date of grant, provided that time-based vesting may accrue incrementally over such one-year period.

7.	COVENANTS OF THE COMPANY.

(a) Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Awards.

(b) Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan the authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any regulatory commission or agency the authority that counsel for the Company determines necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of Stock Awards unless and until such authority is obtained. A Participant will not be eligible to receive a grant of an Award or be issued shares of Common Stock pursuant to the Award if the grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise the Participant as to the time or manner of exercising any Stock Award. Further, the Company will have no duty or obligation to warn or otherwise advise the Participant of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to any Participant.

8.	MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards will constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(c) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) the Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to the Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Change in Time Commitment. If a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to

(i) make a corresponding reduction in the number of shares subject to any portion of the Award that is scheduled to vest or become payable after the date of the Participant’s change in time commitment, and (ii) in lieu of or in combination with a reduction, extend the vesting or payment schedule applicable to the Award. In the event of any reduction or modification of the vesting or payment schedule, the Participant will have no right with respect to any portion of the Award that is reduced or modified.

(f) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or another limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions of the Options that exceed the limit (according to the order in which they were granted) or otherwise do not comply with the rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary term of the applicable Option Agreement.

(g) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring the Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to the requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, counsel for the Company determines that the requirement need not be met in the particular circumstances under then applicable securities laws. The Company may, upon advice of Company counsel, place legends on stock certificates issued under the Plan as Company counsel determines necessary or appropriate to comply with applicable securities laws, including, without limitations, legends restricting the transfer of the Common Stock.

(h) Withholding Obligations. The Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means (in addition to the Company’s right to withhold from any compensation the Company paid to the Participant) or by a combination of the following means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that the Company may not withhold shares of Common Stock with a value exceeding the minimum amount of tax required to be withheld by law (or any lesser amount as may be necessary to avoid classification of the Award as a liability for financial accounting purposes); (iii) withholding payment from any amounts otherwise payable to the Participant; or (iv) by any other method as may be described in the Award Agreement.

(i) Electronic Delivery. Any reference in the Plan to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium that the Company controls and to which the Participant has access).

(j) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock upon the exercise, vesting or settlement of all or a portion of an Award may be deferred and may establish programs and procedures for Participants to make deferral elections. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments (including lump sum payments) following the Participant’s termination of Continuous Service, and implement any other terms and conditions consistent with the terms of the Plan and in accordance with applicable law.

(k) Compliance with Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

(l) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

9.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the classes and maximum number of securities subject to the Plan under Section 3(a), (ii) the classes and maximum number of securities that may be awarded to any person pursuant to Sections 3(c), and (iii) the classes and number of securities and price per share of Common Stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of the dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the Participant is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions will apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board will take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board will determine (or, if the Board will not determine such a date, to the date that is five days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction;

(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Corporate Transaction, over (B) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

In addition, a Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Corporate Transaction as may be provided in the Award Agreement for the Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such a provision, no such acceleration will occur.

10.	PLAN TERM; EARLIER TERMINATION OR SUSPENSION OF THE PLAN.

The Board may suspend or terminate the Plan at any time. The Plan will terminate on the tenth anniversary of the Effective Date. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated. Termination of the Plan shall not affect any Stock Awards theretofore granted.

11.	EFFECTIVE DATE OF PLAN.

The Plan will become effective on the Effective Date.

12.	CHOICE OF LAW.

The law of the State of Delaware will govern all questions concerning the construction, validity and interpretation of the Plan, without regard to that state’s conflict of laws rules.

13.	DEFINITIONS. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company, as these terms are defined in Rule 405 of the Securities Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Amendment Date” means             , 2015, the date the Plan as amended and restated is approved by the stockholders.

(c) “Award” means a Stock Award.

(d) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(e) “Board” means the Board of Directors of the Company.

(f) “Capital Stock” means such and every class of common stock of the Company, regardless of the number of votes per share.

(g) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(h) “Cause” will have the meaning ascribed to the term in any written agreement between the Participant and the Company or an Affiliate defining the term and, in the absence of such an agreement, the term means, with respect to a Participant, the occurrence of any of the following events: (i) the Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Board or Committee, as applicable, in its sole and exclusive judgment and discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(i) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(j) “Committee” means a committee of one or more Directors to whom the Board has delegated authority in accordance with Section 2(c).

(k) “Common Stock” means the common stock of the Company.

(l) “Company” means Oneida Resources Corp., a Delaware corporation.

(m) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for those services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for those services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(n) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the Entity for which the Participant renders service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, the Participant’s Continuous Service will be considered to have terminated on the date the Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave; or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(o) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least 90% of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(p) “Covered Employee” will have the meaning provided in Section 162(m)(3) of the Code.

(q) “Director” means a member of the Board.

(r) “Disability” means, with respect to a Participant, the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of any medical evidence the Board determines warranted under the circumstances.

(s) “Effective Date” means November 17, 2013, the effective date of the approval by the stockholders of the Company.

(t) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(u) “Entity” means a corporation, partnership, limited liability company or other entity.

(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(w) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(x) “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(y) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(z) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(aa) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(bb) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted under the Plan.

(cc) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option. Each Option Agreement will be subject to the terms and conditions of the Plan.

(dd) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, any other person who holds an outstanding Option.

(ee) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock that is granted pursuant to the terms and conditions of Section 6(b).

(ff) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(gg) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(hh) “Participant” means a person to whom an Award is granted under the Plan or, if applicable, any other person who holds an outstanding Award.

(ii) “Plan” means this Intra-Cellular Therapies, Inc. Amended and Restated 2013 Equity Incentive Plan.

(jj) “Restricted Stock Award” means an award of shares of Common Stock that is granted pursuant to the terms and conditions of Section 6(a).

(kk) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ll) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(mm) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(nn) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(oo) “Securities Act” means the Securities Act of 1933, as amended.

(pp) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(qq) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(rr) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, or any Other Stock Award.

(ss) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(tt) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by the Company; and (ii) any partnership, limited liability company or other Entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% .

(uu) “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on June 15, 2015.

Vote by Internet
• Go to www.envisionreports.com/ITCI
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
•	Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2 and FOR Proposal 3.

1. Election of Directors:	For	Withhold		For	Withhold	+
01 - Christopher Alafi, Ph.D.	☐	☐	02 - Joel S. Marcus	☐	☐

For	Against	Abstain		For	Against	Abstain

2. To approve amendments to the Intra-Cellular Therapies, Inc. 2013 Equity Incentive Plan (the “Plan”) to increase the number of shares of our common stock reserved for issuance under the Plan and to increase the maximum number of shares available for issuance of options, stock appreciation rights and other similar awards to any one participant in any calendar year for purposes of meeting the requirements for qualified performance-based compensation under Section 162(m) of the Internal Revenue Code.

☐	☐	☐	3. Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

                        0237DB

2015 Annual Meeting Admission Ticket

2015 Annual Meeting of

Intra-Cellular Therapies, Inc. Stockholders

Tuesday, June 16, 2015, 10:00 A.M. Local Time

Apella TM

450 East 29th Street, New York, NY 10016

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Intra-Cellular Therapies, Inc.

Notice of 2015 Annual Meeting of Stockholders

To be held at Apella TM, 450 East 29th Street, New York, NY

Proxy Solicited by Board of Directors for Annual Meeting — June 16, 2015

Michael I. Halstead and Lawrence J. Hineline, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Intra-Cellular Therapies, Inc. to be held on June 16, 2015 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of Directors in Proposal 1, FOR Proposal 2 and FOR Proposal 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or at any postponement or adjournment thereof.

(Items to be voted appear on reverse side.)